AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             LANDMARK BANCORP, INC.

                        LANDMARK ACQUISITION CORPORATION

                                       AND

                       FIRST KANSAS FINANCIAL CORPORATION







                                NOVEMBER 13, 2003





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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of November 13, 2003, among LANDMARK BANCORP, INC., a Delaware corporation ("Acquiror"), FIRST KANSAS FINANCIAL CORPORATION, a Kansas corporation ("First Kansas"), and LANDMARK ACQUISITION CORPORATION, a Kansas corporation and a wholly-owned subsidiary of Acquiror ("Acquisition Corp").

                                    RECITALS

         A. The parties to this Agreement desire to effect a reorganization whereby Acquiror acquires control of First Kansas through the merger (the "Merger") of Acquisition Corp with and into First Kansas with First Kansas being the surviving corporation (the "Surviving Corporation").

         B. Pursuant to the terms of this Agreement, each outstanding share of the capital stock of First Kansas, which is comprised of one class of common stock, $0.10 par value per share ("First Kansas Common Stock"), shall be converted at the effective time of the Merger into the right to receive in cash in the amount set forth in this Agreement, and all of the outstanding shares of common stock, $0.01 par value per share, of Acquisition Corp ("Acquisition Corp Common Stock") shall be converted into and shall thereafter represent all of the issued and outstanding stock of the Surviving Corporation.

         C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also agree to certain prescribed conditions to the Merger.

                                   AGREEMENTS

         In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

ARTICLE 1

                                   DEFINITIONS

Section 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.

          (a) "Acquiror Subsidiary" means a Subsidiary of Acquiror, including Acquisition Corp and Landmark Bank.

          (b) "Acquiror Transactional Expenses" means all transaction costs of Acquiror necessary to consummate the Contemplated Transactions, including the organizational expenses of Acquisition Corp, the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by Acquiror in connection with this Agreement and the Contemplated Transactions, and all other non-payroll


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related  costs and expenses in each case  incurred or to be incurred by Acquiror
through  the  Effective   Time  in  connection   with  this  Agreement  and  the
Contemplated Transactions.

          (c) "Adjusted Stockholders' Equity" means the consolidated stockholders' equity of First Kansas, calculated in accordance with GAAP and reflecting the recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by First Kansas or Bank in connection with this Agreement and the Contemplated Transactions, including any Remediation Costs (as defined in Section 6.10), and including all fees and expenses incurred in connection with obtaining stockholder approval and any attorneys, accountants, brokers, finders or investment bankers and any amounts paid or payable to any director, officer or employee of First Kansas or any First Kansas Subsidiary under any Contract or benefit plan as a result of the Contemplated Transactions (excluding any amounts payable under the Consulting Agreement between Acquiror and Larry V. Bailey pursuant to Section 6.19), but adjusted to exclude: (i) additions in stockholders' equity resulting from the exercise of any First Kansas Stock Options from September 30, 2003 to the Closing Date, (ii) any adjustments made in accordance with Statement of Financial Accounting Standard No. 115 and (iii) any accounting or other adjustments made pursuant to Section
6.18. First Kansas's Adjusted Stockholders' Equity shall be calculated by First Kansas's independent auditors, in consultation with Acquiror's independent auditors, as of the close of business on the last Business Day immediately preceding the Closing Date (as defined below), using reasonable estimates of revenues and expenses where actual amounts are not available. For purposes of the calculation of the Adjusted Stockholders' Equity, First Kansas shall assume a tax rate of 34% for all applicable accruals. Such calculation shall be subject to verification and approval prior to the Closing (as defined below) by Acquiror's independent auditors, which approval shall not be unreasonably withheld.

          (d)  "Affiliate" means with respect to:

               (i) a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

               (ii) a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Affiliate of any individual described in clause (B) or
(C) of this subsection (ii).

          (e) "Applicable Contract" means any Contract: (i) under which First Kansas or Bank has or may acquire any rights; (ii) under which First Kansas or Bank has or may become

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subject to any  obligation or liability;  or (iii) by which First Kansas or Bank or any of the assets owned or used by either of them is or may become bound.

          (f) "Bank" means First Kansas Federal Savings Bank, a federally chartered savings bank with its main office located in Osawatomie, Kansas, and a wholly owned subsidiary of First Kansas.

          (g) "Bank Merger" means the merger of Bank with and into Landmark Bank, with Landmark Bank being the resulting bank.

          (h) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

          (i) "Breach" means with respect to a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement, any material inaccuracy in or material breach of, or any failure to perform or comply in a material respect with, such representation, warranty, covenant, obligation or other provision.

          (j) "Business Day" means any day except Saturday, Sunday and any day on which Landmark Bank is authorized or required by law or other government action to close.

          (k)  "Code" means the Internal Revenue Code of 1986, as amended.

          (l) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger;
(iii) the performance by Acquiror, Acquisition Corp and First Kansas of their respective covenants and obligations under this Agreement; and (iv) Acquiror's acquisition of control of First Kansas and, indirectly, Bank.

          (m) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding.

          (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended

          (p)  "FDIC" means the Federal Deposit Insurance Corporation.

          (q)  "Family" means with respect to an individual: (i) the individual;
(ii) the individual's spouse and former spouses; (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and (iv) any other natural person who resides with such individual.

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          (r)  First Kansas ESOP" means the First Kansas  Financial  Corporation
Employee Stock Ownership Plan, as amended.

          (s) "First Kansas ESOP Loan" means the principal amount of and accrued interest on the loan made by Bank to the ESOP as evidenced by a promissory note dated June 25, 1998.

          (t) "First Kansas Restricted Stock Plan" means the First Kansas Financial Corporation 1999 Restricted Stock Plan, as amended.

          (u) "First Kansas Stock Option" means each of the 132,079 outstanding stock options granted to a Person prior to the date of this Agreement by First Kansas, under the First Kansas Stock Option Plan or otherwise, and which will be, by virtue of the Contemplated Transactions or otherwise, vested and fully exercisable immediately prior to the Effective Time.

          (v) "First Kansas Stock Option Plan" means the First Kansas Financial Corporation 1999 Stock Option Plan.

          (w) "First Kansas Subsidiary" means a Subsidiary of First Kansas, including Bank.

          (x) "First Kansas Transactional Expenses" means all transaction costs of First Kansas necessary to consummate the Contemplated Transactions, the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by First Kansas in connection with this Agreement and the Contemplated Transactions, the cost of preparing, printing and mailing the Proxy Statement to First Kansas's stockholders and all other non-payroll related costs and expenses in each case incurred or to be incurred by First Kansas through the Effective Time in connection with this Agreement and the Contemplated Transactions, excluding, however, all payments and expenses associated with acceleration of payment of compensation (including severance benefits, allocation and vesting under any employee stock ownership plan, stock option plans, retention plans, deferred compensation agreements or any other First Kansas Employee Benefit Plan, as defined below).

          (y)  "Knowledge" with respect to:

               (i) an individual means that such person will be deemed to have "Knowledge" of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent person serving in a similar capacity as the individual could reasonably be expected to be aware of the existence of such fact or other matter; and

               (ii) a Person (other than an individual) means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, general or managing partner, executor or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

          (z) "Landmark Bank" means Landmark National Bank, a national banking association with its main office located in Manhattan, Kansas.

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               (aa) "Legal   Requirement"  means  any  federal,   state,  local,
municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

               (bb) "Material Adverse Effect" with respect to a Person (other than an individual) means, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No.
5), (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such Person (but does not include any such effect resulting from or attributable to any action or omission by First Kansas or Acquiror or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the Contemplated Transactions); or (ii) on the ability of such Person to perform its obligations under this Agreement on a timely basis, provided, however, that it does not include the effect of any change of law, rule or regulation or general economic event or change in interest rates affecting financial institutions generally; and provided further that it does not include the effect of recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by First Kansas or Bank in connection with this Agreement and the Contemplated Transactions, including all fees and expenses incurred in connection with obtaining stockholder approval and any attorneys, accountants, brokers, finders or investment bankers and any amounts paid or payable to any director, officer or employee of First Kansas or any First Kansas Subsidiary under any contract or benefit plan as a result of the Contemplated Transactions.

               (cc) "Material Interest" means the direct or indirect beneficial ownership (as currently defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

               (dd) "OCC" means the Office of the Comptroller of the Currency.

               (ee) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

               (ff) "Ordinary Course of Business" means any action taken by a Person only if such action:

                    (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                    (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution; and

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                    (iii)is  similar  in  nature   and   magnitude   to  actions
customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

               (gg) "OTS" means the Office of Thrift Supervision.

               (hh) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

               (ii) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

               (jj) "Profit Sharing Plan" means the First Kansas Federal Savings Association Employees' Savings and Profit Sharing Plan and Trust, as amended.

               (kk) "Proxy Statement" means the proxy statement to be used by First Kansas in connection with the solicitation by its board of directors of proxies for use at the meeting of its stockholders to be convened for the purpose of voting on the Merger, pursuant to Section 6.8 hereof.

               (ll) "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority which, under applicable Legal
Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over First Kansas, Bank, Acquiror, Acquisition Corp or Landmark Bank; (ii) is required to approve, or give its consent to the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith, including in any case, the Board of Governors of the Federal Reserve System, the OCC and the OTS.

               (mm) "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

               (nn) "SEC" means the Securities and Exchange Commission.

               (oo) "Securities Act" means the Securities Act of 1933, as amended.

               (pp) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

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               (qq) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

               (rr) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

               (ss) "TFR"  means  the  quarterly   Thrift  Financial  Report  of
Condition required to be filed with the OTS by any federally chartered savings bank.

               (tt) "Threatened" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

               (uu) "Termination Date" means August 1, 2004, or such later date as shall have been agreed to in writing by the parties to this Agreement.

               (vv) "Total Purchase Price" means the product of the Purchase Price Per Share times the total number of shares of First Kansas Common Stock outstanding at the Effective Time (excluding Dissenting Shares, shares of First Kansas Common Stock held in treasury by First Kansas and shares of First Kansas Common Stock held by Acquiror).

Section 1.2       Principles of Construction.

               (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute as in effect on the date of this Agreement and to any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Manhattan, Kansas, time;
(vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to

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sections,  schedules  and  exhibits  in or to this  Agreement  unless  otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

               (b) The Book of Schedules of First Kansas referred to in this Agreement consist of the agreements and other documentation described and referred to in this Agreement, which Schedules were delivered by First Kansas to Acquiror before the date of this Agreement. The disclosures in the Schedules, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

               (c) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those used in the preparation of the most recent audited consolidated financial statements of Acquiror or First Kansas, as the case may be ("GAAP").

               (d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                                   ARTICLE 2

                                   THE MERGER

         Section 2.1 The Merger.  Provided  that this  Agreement  shall not have
                     ----------
been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Code of Kansas, as amended (the "Kansas Code") at the Effective Time (as defined below), Acquisition Corp shall be merged with and into First Kansas. As a result of the Merger, the separate corporate existence of Acquisition Corp shall cease and First Kansas will be the Surviving Corporation.

Section 2.2       Effective Time; Closing.
                  -----------------------

               (a) Provided that this Agreement shall not have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or

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at a place which is mutually acceptable to Acquiror and First Kansas, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, located at 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, at 10:00 a.m. on the date which is twenty-one (21) Business Days after the end of the month in which all required approvals or consents of the Regulatory Authorities for the Contemplated Transactions have been received and all statutory waiting periods relating to such approvals have expired (the "Closing Date"). Subject to the provisions of Article 11, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

               (b) The parties to this Agreement agree to file on the Closing Date the appropriate certificate of merger, as contemplated by Sections 17-6003 and 17-6701 of the Kansas Code with the Secretary of State of the State of Kansas. The Merger shall be effective at the time and on the date agreed to by the parties to this Agreement, and in the event the parties fail to so agree, at 12:01 a.m. of the day following the date on which the certificate of merger is accepted for filing by the Secretary of State of the State of Kansas (the "Effective Time").

         Section 2.3 Effects of Merger. At the Effective Time, the effect of the
                     -----------------
Merger shall be as provided in the Kansas Code. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquisition Corp and First Kansas shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Corp and First Kansas shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.4  Articles of  Incorporation.  At the  Effective  Time,  the
                      --------------------------
articles of incorporation of Surviving Corporation shall be amended and restated to be identical to the articles of incorporation of Acquisition Corp in place immediately prior to the Effective Time and shall become the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

         Section 2.5 Bylaws.  At the  Effective  Time,  the bylaws of  Surviving
                     ------
Corporation shall be the bylaws of the Acquisiton Corp in place immediately prior to the Effective Time and shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         Section  2.6 Board of  Directors.  From and after the  Effective  Time,
                      -------------------
until duly changed in compliance with applicable law and the articles of incorporation and bylaws of the Surviving Corporation, the board of directors of the Surviving Corporation shall consist of the directors of Acquisition Corp immediately prior to the Effective Time.

         Section  2.7  Management.  At  the  Effective  Time,  the  officers  of
                       ----------
Acquisition Corp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation.

         Section 2.8 Acquiror's Deliveries at Closing. At the Closing,  Acquiror
                     --------------------------------
shall deliver or cause to be delivered the following items to or on behalf of First Kansas:

               (a) evidence of the delivery by Acquiror or its agents to the Paying Agent (as defined below) of cash representing the Total Purchase Price to be paid in accordance with the terms of this Agreement in exchange for the shares of First Kansas Common Stock;

               (b) copies of resolutions of the board of directors of Acquiror approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquiror;

               (c) copies of resolutions of the board of directors and the stockholder of Acquisition Corp approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquisition Corp;

               (d) a good standing certificate for Acquisition Corp issued by the Secretary of State of the State of Kansas, and dated not more than fifteen
(15) Business Days prior to the Closing Date;

               (e) a copy of the articles of incorporation of Acquisition Corp certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Kansas;

               (f) a certificate of the Secretary or any Assistant Secretary of Acquisition Corp dated the Closing Date certifying a copy of the bylaws of Acquisition Corp;

               (g) certificates executed by the President or Vice President and Secretary or any Assistant Secretary of Acquiror and Acquisition Corp, dated the Closing Date, stating that: (i) all of the representations and warranties of Acquiror or Acquisition Corp as the case may be set forth in this Agreement, as the same may have been updated pursuant to Section 7.1, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects; and (ii) Acquiror or Acquisition Corp, as the case may be, has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquiror or Acquisition Corp shall have performed and complied in all respects with such covenants and obligations; and

               (h)  such other documents as First Kansas may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to First Kansas and its counsel.

         Section 2.9 First Kansas's Deliveries at Closing. At the Closing, First
                     ------------------------------------
Kansas shall deliver the following items to Acquiror:

               (a) evidence of the satisfaction by First Kansas or its agents of its obligation to pay each option holder and each holder of any First Kansas Restricted Stock that was unvested immediately prior to the Closing Date the amounts required under Section 3.2(g) and Section 3.2(h);

               (b) a good standing certificate for First Kansas issued by the Secretary of State of the State of Kansas and dated not more than fifteen (15) Business Days prior to the Closing Date;

               (c) a copy of the articles of incorporation of First Kansas certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Kansas;

               (d) a certificate of the Secretary or any Assistant Secretary of First Kansas dated the Closing Date certifying a copy of the bylaws of First Kansas;

               (e) copies of resolutions of the stockholders and the board of directors of First Kansas authorizing and approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of First Kansas;

               (f) a good standing certificate for Bank issued by the OTS and dated not more than fifteen (15) Business Days prior to the Closing Date;

               (g) a copy of the charter of Bank certified by the OTS and dated not more than fifteen (15) Business Days prior to the Closing Date;

               (h) a certificate of the Secretary of Bank dated the Closing Date certifying a copy of the bylaws of Bank and stating that there have been no further amendments to the charter of Bank delivered pursuant to the immediately preceding paragraph of this Section;

               (i)  a certificate  executed by the  President or Vice  President and Secretary or any Assistant Secretary of First Kansas, dated the Closing Date, stating that: (i) there have been no further amendments to the articles of incorporation and charter delivered pursuant to this Section; (ii) all of the representations and warranties of First Kansas set forth in this Agreement, as the same may have been updated pursuant to Section 6.6, are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations  and warranties  shall be true and correct in all respects;  and
(iii) First Kansas has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, First Kansas shall have performed and complied in all respects with such covenants and obligations;

               (j) a list of all holders of First Kansas Common Stock and Bank Shares (as defined below) as of the Closing Date and a list of all Persons who have the right at any time to acquire shares of First Kansas Common Stock and Bank Shares certified in each case by the Secretary or any Assistant Secretary of First Kansas (the "Final First Kansas Stockholder List");

               (k) a legal opinion of First Kansas's counsel dated the Closing Date in the form attached as Exhibit A;

               (l) a certificate of each of First Kansas's legal counsel, accountants and financial advisor or investment banker, if any, representing that all fees and expenses incurred by First Kansas prior to and including the Effective Time have been paid in full, or certificates from these professionals that all fees and expenses incurred by First Kansas prior to and including the Effective Time have been invoiced to First Kansas and a certificate from First Kansas that all invoiced amounts have been paid or accrued in full;

               (m) at and pursuant to the request of Acquiror, a resignation from each of the directors and officers of First Kansas from such individual's position as a director and an officer of First Kansas, as the case may be; and

               (n)  such other documents as Acquiror may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Acquiror and its counsel.

         Section 2.10 Bank Merger.
                      -----------

               (a) Concurrently with the Merger and immediately after the Effective Time, Acquiror and First Kansas agree to cause the merger of Bank with and into, and under the charter of, Landmark Bank, with Landmark Bank being the resulting bank (the "Bank Merger"). The Bank Merger will be effected pursuant to a merger agreement in the form required by the National Bank Act, as amended (the "National Bank Act"), and by other applicable Legal Requirements, containing terms and conditions not inconsistent with the Agreement (the "Bank Merger Agreement"). The Bank Merger shall occur only if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Acquiror. To obtain the necessary regulatory approvals for the Bank Merger to occur immediately after the Effective Time, Acquiror and First Kansas agree to cause each of Landmark Bank and Bank, respectively, to approve, adopt, execute and deliver the Bank Merger Agreement and to take such other steps as are reasonably necessary prior to the Effective Time to effect the Bank Merger.

               (b)  Notwithstanding  anything  contained herein to the contrary:
(i) the Bank Merger will be effective no earlier than the Effective Time; (ii) none of Acquiror's actions in connection with the Bank Merger will unreasonably interfere with any of the operations of First Kansas or Bank prior to the Effective Time; and (iii) no cost or expense incurred by First Kansas or Bank pursuant solely to this Section that is not otherwise reimbursed by Acquiror shall be taken into account for purposes of determining the satisfaction by First Kansas of the condition in Section 9.11.

         Section 2.11 Alternative Structure.  Notwithstanding anything contained
                      ---------------------
herein to the contrary, upon receipt of First Kansas's prior written consent (which consent shall not be unreasonably withheld), Acquiror may specify, for any reasonable business, tax or regulatory purpose, that, before the Effective Time, Acquiror and First Kansas shall enter into transactions structured other than those described in this Agreement to effect the purposes of this Agreement, including the merger of First Kansas with any Affiliate of Acquiror, and the parties to this Agreement shall take all action necessary and appropriate to effect, or cause to be effected, such transactions, provided, however, that no such proposed change on the structure of the transactions contemplated in this Agreement shall delay the Closing Date (if such a date has already been firmly established) or adversely affect the economic benefits, the form of consideration or the tax effect of the Merger at the Effective Time to the holders of First Kansas Common Stock.

         Section 2.12 Absence of Control.  Subject to any specific provisions of
                      ------------------
this Agreement, it is the intent of the parties to this Agreement that neither Acquiror nor First Kansas by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.

                                   ARTICLE 3

                     CONVERSION OF SECURITIES IN THE MERGER

         Section 3.1 Manner of Merger.
                     ----------------

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or First Kansas or the holder of any First Kansas Common Stock:

                    (i) each share of common stock, $0.01 par value per share, of Acquisition Corp issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation;

                    (ii) each share of First Kansas Common Stock issued and outstanding immediately prior to the Effective Time, including shares granted pursuant to the First Kansas Restricted Stock Plan which have fully vested prior to the Closing Date, shall be converted into the right to receive cash in an amount equal to (i) Nineteen Dollars ($19.00) minus (ii) the Per

Share Equity Adjustment, if any, as defined below, minus (iii) the Per Share Remediation Cost, if any, as defined below (the "Purchase Price Per Share");

                    (iii)each share of First Kansas Common Stock held by First Kansas as treasury stock shall not be converted into the right to receive cash, but instead shall be canceled as a result of the Merger;

                    (iv) each First Kansas Stock Option shall, ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Purchase Price Per Share and the applicable option exercise price (the "Option Spread"), payable as provided herein and less any Tax withholding required under the Code or any provision of state or local law, and prior to the Effective Time, the board of directors of First Kansas and the committee or committees established under the First Kansas Stock Option Plan shall take such actions or make such determinations as may be required under the First Kansas Stock Option Plan, subject to the approval of Acquiror, to effect the provisions of this Agreement; and

                    (v) each share of First Kansas Common Stock owned by Acquiror shall be cancelled.

          (b) For the purposes of this Section 3.1, the "Per Share Equity Adjustment", if any, shall be equal to (i) the total amount that the Adjusted Stockholders' Equity (as calculated immediately prior to the Closing Date) is less than Thirteen Million Six Hundred Thousand Dollars ($13,600,000) divided by
(ii) 1,040,324.


          (c) For the purposes of this Section 3.1, the "Per Share Remediation Cost", if any, shall be equal to (i) the total of the difference of the Remediation Cost, as defined in Section 6.10(b), minus One Hundred Thousand Dollars ($100,000) (which such difference can not be less than zero) divided by two (2), divided by (ii) 1,040,324. For example, if the Remediation Cost is determined by the parties to be Three Hundred Thousand Dollars ($300,000), the Per Share Remediation Cost will be equal to the following:

                ($300,000-$100,000)/2              =     $0.10
                ---------------------
                1,040,324

          (d) After the Effective Time, no holder of First Kansas Common Stock that is issued and outstanding immediately prior to the Effective Time will have any rights in respect of such First Kansas Common Stock except to receive payment for such shares of First Kansas Common Stock in the manner provided herein or as provided in Section 17-6712 of the Kansas Code.

         Section 3.2 Steps of Transaction.
                     --------------------

          (a) Within three (3) Business Days after the Effective Time, Acquiror shall mail or cause to be mailed to each then current holder of record of a certificate or certificates representing outstanding shares of First Kansas Common Stock (the "Certificates"): (i) a letter of transmittal in customary form which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent; and (ii) instructions for use in surrendering such Certificates in exchange for payment therefor (collectively, the "Transmittal Materials"). Pursuant to the terms of a mutually agreeable paying agent agreement, the parties hereto agree to appoint Registrar and Transfer Company, as paying agent (the "Paying Agent") for the parties to effect the surrender of the Certificates in exchange for cash in an amount determined as provided in this Agreement. Acquiror shall use all reasonable efforts to mail or cause to be mailed Transmittal Materials to all persons who become holders of First Kansas Common Stock subsequent to the Mailing Date and no later than the close of business of the third (3rd) Business Day prior to the Closing Date.

          (b) Acquiror shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Transmittal Materials have been properly completed, signed and submitted and to disregard any defects it determines are immaterial. The decision of Acquiror or the Paying Agent on such matters shall be conclusive and binding. Neither Acquiror nor the Paying Agent shall be under any obligation to notify any person of any defect in the materials submitted to the Paying Agent.

          (c) Acquiror shall cause the Paying Agent to deliver to each holder of First Kansas Common Stock who has theretofore submitted effective Transmittal Materials accompanied by the Certificates covered by such materials a check in an amount equal to the Purchase Price Per Share times the number of shares of First Kansas Common Stock theretofore represented by the Certificates so surrendered, after giving effect to any required Tax withholdings. The amount paid by Acquiror pursuant to this Section 3.2(c) shall constitute and represent full satisfaction of all rights pertaining to such shares of First Kansas Common Stock.

          (d) Until so surrendered, each outstanding Certificate (other than the Certificates representing Dissenting Shares, representing First Kansas Common Stock held in treasury by First Kansas and representing First Kansas Common Stock held by Acquiror) shall, for all purposes, solely represent the cash amount into and for which such shares have been so converted; provided, however, that upon surrender of a Certificate, there shall be paid to the record holder or holders of the Certificate, the cash amount, without interest or any dividends thereon, represented by such Certificate.

          (e) After the Effective Time, there shall be no further registration or transfers on the stock transfer books of First Kansas of the shares of First Kansas Common Stock that were outstanding immediately prior to the Effective Time. Any Person whose name does not appear upon the Final First Kansas Stockholder List who submits Certificates to the Paying Agent shall be entitled to receive no cash payment, and any such Certificates shall be canceled.

          (f) If any cash amount representing the Purchase Price Per Share is to be paid to any Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such right to receive such payment that the Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such payment shall pay to Acquiror any transfer or other Taxes required by reason of the payment of the Purchase Price Per Share to or in the name of a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, or otherwise required, or shall establish to the satisfaction of Acquiror that such Tax has been paid or is not payable.

          (g) Immediately prior to the Effective Time, all outstanding First Kansas Stock Options shall become immediately exercisable and fully vested. Immediately prior to the Effective Time, all outstanding First Kansas Stock Options shall be cancelled and First Kansas shall pay each holder, for each First Kansas Stock Option held, an amount in cash equal to the Option Spread reduced by any required Tax withholdings. The payment of the Option Spreads pursuant to this Article shall be delivered and paid by First Kansas in full satisfaction of all rights pertaining to the First Kansas Stock Option Plans and the First Kansas Stock Options.

          (h) Immediately prior to the Effective Time, all unvested shares of stock awarded under the First Kansas Restricted Stock Plan ("First Kansas Restricted Stock") shall become fully vested. Immediately prior to the Effective Time, all outstanding First Kansas Restricted Stock shall be canceled and First Kansas shall pay each holder, for each share of First Kansas Restricted Stock held, an amount in cash equal to the Purchase Price Per Share reduced by any required Tax withholdings. The payment of the Purchase Price Per Share pursuant to this Section 3.2(h) shall be delivered and paid by First Kansas in full satisfaction of all rights pertaining to the First Kansas Restricted Stock Plan and the First Kansas Restricted Stock.

          (i) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of First Kansas Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other Legal Requirement. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of First Kansas Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, except that such treatment shall not apply to any withholding Tax imposed by any foreign jurisdiction.

          (j) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check for the cash to which the holders thereof are entitled pursuant to this Agreement.

         Section  3.3  Return of Funds by  Paying  Agent;  Escheat.  At any time
                       -------------------------------------------
following the six (6) month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any funds which had been made available to the Paying Agent and not disbursed to holders of shares of First Kansas Common Stock (including all interest and other income received by the Paying Agent in respect of all funds made available to it), the Certificates and other documents in its possession relating to the Merger, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of First Kansas Common Stock may surrender such Certificate to the Surviving Corporation or its successor and receive in consideration therefor the cash amount representing the Purchase Price Per Share therefor, without any interest or dividends thereon. Notwithstanding anything in this Article or elsewhere in this Agreement to the contrary, neither the Paying Agent nor any party hereto shall be liable to a former holder of First Kansas Common Stock or any First Kansas Stock Option for any funds delivered to a public official pursuant to any applicable escheat or abandoned property laws.

         Section 3.4 Dissenting Shares.
                     -----------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to First Kansas stockholders pursuant to Section 17-6712 of the Kansas Code, any shares held by a Person who delivers to First Kansas, prior to the time the vote is taken by First Kansas's stockholders on this Agreement and the Merger, a written demand for payment for his or her shares, whose shares were not voted in favor of the Merger and who complies with all of the provisions of the Kansas Code concerning the rights of such Person to dissent from the Merger and to require appraisal of such Person's shares and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Dissenting Shares") shall not be converted pursuant to Section 3.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the Kansas Code, provided, however, that each Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Kansas Code shall be deemed to be converted, as of the Effective Time, into cash in an amount determined as provided in this Agreement Consideration upon surrender in the manner provided in Section 3.4 of the Certificates, that, immediately prior to the Effective Time, evidenced such shares.

          (b) First Kansas shall give Acquiror: (i) prompt written notice of any demands for appraisal received by First Kansas, withdrawals of such demands and any other instruments served pursuant to the Kansas Code and received by First Kansas; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Kansas Code. First Kansas shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal or offer to settle any such demands.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF FIRST KANSAS

         First Kansas hereby represents and warrants to Acquiror that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Time:

         Section  4.1  First  Kansas   Organization.   First  Kansas  (a)  is  a
                       ----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; (b) is registered with the OTS as a unitary savings and loan holding company pursuant to the Home Owner's Loan Act, as amended ("HOLA"); and (c) has full power and authority, corporate and otherwise, to operate as a thrift holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of First Kansas and all amendments thereto set forth in
Schedule 4.1 of the First Kansas Book of Schedules are complete and correct. First Kansas owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than all of the voting stock of Bank and as set forth on Schedule 4.1 of the First Kansas Book of Schedules.

         Section  4.2 Bank  Organization.  Bank is a federal  savings  bank duly
                      ------------------
organized, validly existing and in good standing under the laws of the United States of America. Bank has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. Copies of the charter and bylaws of Bank and all amendments thereto set forth in Schedule 4.2 of the First Kansas Book of Schedules are complete and correct. Bank owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than as shown on Schedule 4.2 of the First Kansas Book of Schedules.

         Section 4.3  Authorization.  First Kansas has the  requisite  corporate
                      -------------
power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by First Kansas and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary corporate action, subject to stockholder approval. This Agreement constitutes a legal, valid and binding obligation of First Kansas enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

         Section 4.4 No  Conflict.  Neither the  execution  nor delivery of this
                     ------------
Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, the charter, the bylaws or any resolution adopted by the board of directors or stockholders of, First Kansas or any First Kansas Subsidiary; (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which First Kansas or any First Kansas

Subsidiary, or any of the assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the HOLA, the Securities Act, the Exchange Act and the Kansas Code; and (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Applicable Contract to which First Kansas or any First Kansas Subsidiary is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon, or with respect to, any of the assets owned or used by First Kansas or any First Kansas Subsidiary. Except for the requisite approval of its stockholders, neither First Kansas nor any First Kansas Subsidiary is or will be required to give any notice to, or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 4.5 First Kansas  Capitalization.  The authorized capital stock
                     ----------------------------
of First Kansas consists, and at September 30, 2003, consisted of: (a) 8,000,000 shares of common stock, $0.10 par value per share, of which 1,553,938 shares were issued, and 645,693 shares were held in the treasury of First Kansas as of that date; and (b) 2,000,000 shares of preferred stock, $0.10 par value per share, none of which shares were issued and outstanding. The maximum number of shares of First Kansas Common Stock (assuming for this purpose that share equivalents constitute First Kansas Common Stock) that would be outstanding immediately prior to the Effective Time (including treasury shares) if all options, warrants, conversion rights and other rights with respect thereto were exercised and the restrictions on any restricted stock were no longer applicable is 1,686,017 shares. All of the outstanding shares of capital stock of First Kansas have been duly and validly authorized and issued and are fully paid and nonassessable. To the Knowledge of First Kansas and except as disclosed in this Agreement or on the Schedules, none of the shares of authorized capital stock of First Kansas are, nor on the Closing Date will they be, subject to any claim of right except pursuant to this Agreement. Except as contemplated in this Agreement or as set forth in Schedule 4.5 of the First Kansas Book of Schedules, there are, as of the date of this Agreement, no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating First Kansas or any First Kansas Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of First Kansas or any First Kansas Subsidiary. There are no outstanding securities of First Kansas that are convertible into, or exchangeable for, any shares of First Kansas's capital stock, and except as provided in this Section or otherwise disclosed in this Agreement, First Kansas is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of First Kansas. None of the shares of First Kansas Common Stock were issued in violation of any federal or state securities laws or any other Legal Requirement. First Kansas does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except for the capital stock of Bank and as set forth in Schedule 4.5 of the First Kansas Book of Schedules. Except as disclosed in or permitted by this Agreement or as provided on Schedule 4.5 of the First Kansas Book of Schedules, no shares of First Kansas capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by First Kansas or any First Kansas Subsidiary and no dividends or other distributions payable in any equity securities of First Kansas or any First Kansas Subsidiary have been declared, set aside, made or paid to the stockholders of First Kansas.

         Section 4.6 Bank  Capitalization.  The authorized capital stock of Bank
                     --------------------
consists, and at the Effective Time will consist, (a) 8,000,000 shares of common stock, $0.10 par value per share, and (b) 2,000,000 shares of preferred stock, $0.10 par value per share. 100,000 shares of common stock are, and immediately prior to the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and nonassessable; and none of the shares of preferred stock are, and immediately prior to the Closing Date will be, issued (the shares of common stock and preferred stock together, the "Bank Shares"). First Kansas is, and will be on the Closing Date, the record and beneficial owner of one hundred percent (100%) of the Bank Shares, free and clear of any lien or encumbrance whatsoever, except as set forth in Schedule 4.6 of the First Kansas Book of Schedules. The Bank Shares are, and will be on the Closing Date, freely transferable and are, and will be on the Closing Date, subject to no claim of right except pursuant to this Agreement and as set forth in Schedule 4.6 of the First Kansas Book of Schedules. There are no options, warrants, rights, calls or commitments of any character relating to any additional shares of the capital stock of Bank. No capital stock or other security issued by Bank has been issued in violation of, or without compliance with, any preemptive rights of stockholders. There are no outstanding securities of Bank that are convertible into, or exchangeable for, any shares of Bank's capital stock, and Bank is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of Bank. Bank does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth in Schedule 4.6 of the First Kansas Book of Schedules.

         Section  4.7  Financial  Statements  and  Reports.  True,  correct  and
                       -----------------------------------
complete copies of the following financial statements of First Kansas are included in Schedule 4.7 of the First Kansas Book of Schedules:

               (a) Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Stockholders' Equity and Statements of Cash Flows of First Kansas for the years ended December 31, 2000, 2001 and 2002;

               (b) Consolidated Balance Sheet and the related Statement of Income of First Kansas for the six months ended June 30, 2003; and

               (c) TFRs for Bank at the close of business on December 31, 2000, 2001 and 2002, and for the six months ended June 30, 2003.

         The financial statements described in this Section (the "First Kansas Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of First Kansas and the First Kansas Subsidiaries at the respective dates of, and for the periods referred to in, the First Kansas Financial Statements. The financial statements described in clause
(a) above are audited statements and have been prepared in conformity with GAAP. The financial statements described in clauses (b) and (c) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented, subject to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis). The First Kansas Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the First Kansas Financial Statements misleading in any material respect.

         Section  4.8 Books and  Records.  The books of account,  minute  books,
                      ------------------
stock record books and other records of First Kansas and each First Kansas Subsidiary are complete and correct in all material respects and have been maintained in accordance with sound business practices and all applicable Legal Requirements, including the maintenance of any adequate system of internal controls. The minute books of First Kansas and each First Kansas Subsidiary contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective stockholders, board of directors and committees of the board of directors. At the Closing, all of those books and records will be in the possession of First Kansas and the First Kansas Subsidiaries.

         Section 4.9 Title to  Properties.  First  Kansas and each First  Kansas
                     --------------------
Subsidiary has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no valid liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent First Kansas Financial Statement or in
Schedule 4.9 of the First Kansas Book of Schedules; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the First Kansas Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; and (d) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held. Except as set forth in
Schedule 4.9 of the First Kansas Book of Schedules, First Kansas and each First Kansas Subsidiary as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it. Except where any failure would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis, all buildings and structures owned by First Kansas and each First Kansas Subsidiary lie wholly within the boundaries of the real property owned or validly leased by it, do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person

         Section 4.10 Condition and  Sufficiency of Assets.  Except as set forth
                      ------------------------------------
in Schedule 4.10 of the First Kansas Book of Schedules, the buildings, structures and equipment of First Kansas and each First Kansas Subsidiary are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. Except where any failure would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis, the real property, buildings, structures and equipment owned or leased by First Kansas and each First Kansas Subsidiary are in compliance with the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, and all other building and development codes and other restrictions, including subdivision regulations, building and construction regulations, drainage codes, health, fire and safety laws and regulations, utility tariffs and regulations, conservation laws and zoning laws and ordinances. The assets and properties, whether real or personal, tangible or intangible, that First Kansas or any First Kansas Subsidiary purport to own are sufficient for the continued conduct of the business of First Kansas and such First Kansas Subsidiary after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 4.11 Loan Loss Reserve. All loans and loan commitments extended
                      -----------------
by Bank and any extensions, renewals or continuations of such loans and loan commitments (the "First Kansas Loans") were made in accordance with customary lending standards of Bank in the Ordinary Course of Business. The First Kansas Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to Bank enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally by the exercise of judicial discretion. All such First Kansas Loans are, and at the Closing will be, free and clear of any encumbrance or other charge, except for permitted liens, and Bank has materially complied, and at the Closing will have materially complied with, all Legal Requirements relating to the First Kansas Loans. The reserve for probable loan and lease losses of Bank is adequate in all material respects to provide for probable or specific losses, net of recoveries relating to loans previously charged off. None of the First Kansas Loans is subject to any material offset or claim of offset, and the aggregate loan balances in excess of First Kansas's consolidated reserve for loan and lease losses are to First Kansas's Knowledge, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

         Section 4.12 Undisclosed  Liabilities;  Adverse Changes.  Except as set
                      ------------------------------------------
forth in Schedule 4.12 of the First Kansas Book of Schedules, neither First Kansas nor any First Kansas Subsidiary has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the First Kansas Financial Statements, liabilities and obligations arising under contracts and arrangements which are either set forth in Schedule 4.18 of the First Kansas Book of Schedules, or are of a type described in Section 4.18, but not included in Schedule 4.18 of the First Kansas Book of Schedules because the amounts involved do not meet the amounts specified for inclusion in Schedule 4.18 of the First Kansas Book of Schedules, current liabilities incurred in the Ordinary Course of Business since the respective dates thereof and other liabilities or obligations that in the aggregate would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis. Since the date of the latest First Kansas Financial Statement, there has not been any change in the business, operations, properties, prospects, assets or condition of First Kansas or any First Kansas Subsidiary, and no event has occurred or circumstance exists, that has had, or would reasonably be expected to have, a Material Adverse Effect on First Kansas on a consolidated basis.

         Section 4.13 Taxes.  First Kansas and each First Kansas  Subsidiary has
                      -----
duly filed or will duly file all material Tax Returns required to be filed by it for all periods prior to the Closing, and each such Tax Return is or will be complete and accurate in all material respects. Except as set forth on Schedule
4.13 of the First Kansas Book of Schedules, neither First Kansas nor any First Kansas Subsidiary is: (a) delinquent in the payment of any Taxes shown on such Tax Returns or on any assessments received by it for such Taxes; (b) a party to or is the subject of any pending Order, Proceeding, audit, examination or investigation by any Regulatory Authority that is related to assessment or collection of Taxes paid or payable by First Kansas or any First Kansas Subsidiary for any year, nor does First Kansas have any Knowledge of any of the foregoing that are Threatened; or (c) subject to any agreement extending the period for assessment or collection of any Tax. None of the Tax liabilities of First Kansas or any First Kansas Subsidiary has ever been audited by any Regulatory Authority since January 1, 1998. The reserve for Taxes in the audited financial statements of First Kansas for the year ended December 31, 2002, is adequate to cover all of the Tax liabilities of First Kansas and each First Kansas Subsidiary that may become payable in future years in respect to any transactions consummated prior to December 31, 2002. Neither First Kansas nor any First Kansas Subsidiary has and, to First Kansas's Knowledge, will not have any liability for Taxes of any nature for or in respect of the operation of its respective businesses or ownership of its respective assets from December 31, 2002, up to and including the Effective Time, except to the extent reflected on the audited First Kansas Financial Statements for the year ended December 31, 2002, or on the Subsequent First Kansas Financial Statements (as such term is defined below) or otherwise reflected in the books and records of First Kansas and the First Kansas Subsidiaries for the period following its then most recent of the Subsequent First Kansas Financial Statements. First Kansas has delivered to Acquiror true, correct and complete copies of all income Tax Returns previously filed with respect to the last three fiscal years of First Kansas and the First Kansas Subsidiaries and any tax examination reports and statements of deficiencies assessed or agreed to for any of First Kansas or any First Kansas Subsidiary for any such time period.

         Section  4.14  Compliance  With ERISA.  Except as set forth in Schedule
                        ----------------------
4.14 of the First Kansas Book of Schedules, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by First Kansas or any First Kansas Subsidiary or to which First Kansas or any First Kansas Subsidiary contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. Each employee benefit plan established or maintained by First Kansas or and First Kansas Subsidiaries that is intended to be a pension, profit sharing, stock bonus, savings or employee stock ownership plan that is qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code and an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter and each pending application is included in Schedule 4.14 of the First Kansas Book of Schedules. To the knowledge of First Kansas, no employee benefit plan of First Kansas or any First Kansas Subsidiary has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) without an exemption thereto under Section 408 of ERISA or Section 4975(d) of the Code. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a Material Adverse Effect on First Kansas. No such employee benefit plan has, or as of the Closing will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which First Kansas or any First Kansas Subsidiary would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing. Each employee benefit plan as defined in Section 3(3) of ERISA satisfies the minimum funding standards of Section 412 of the Code (if applicable). There would be no obligations of First Kansas or any First Kansas Subsidiary under Title IV of ERISA or under the terms of the plan relating to any employee benefit plan that is a multiple employer plan if any such plan were terminated as of the Closing or if First Kansas or any First Kansas Subsidiary withdrew from any such plan as of the Closing. No payments will be made as a result of the Merger that will be subject to nondeductibility under Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. There are no material outstanding liabilities of any such employee benefit plan other than liabilities for benefits to be paid to participants in such plans and their beneficiaries in accordance with the terms of such plan and the liabilities of the First Kansas ESOP related to the First Kansas ESOP Loan. Schedule 4.14 of the First Kansas Book of Schedules includes a true and correct copy of the promissory note and all agreements relating to the First Kansas ESOP Loan. First Kansas has provided notice of withdrawal from its participation in the multiple employer defined benefit plan and all correspondence regarding such withdrawal is included in
Schedule 4.14 of the First Kansas Book of Schedules.

         Section 4.15 Compliance With Legal Requirements.  First Kansas and each
                      ----------------------------------
First Kansas Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of its respective business and where failure to do so would reasonably be expected to have a Material Adverse Effect on First Kansas. Except as set forth in Schedule 4.15 of the First Kansas Book of Schedules, First Kansas and each First Kansas Subsidiary is, and at all times since January 1, 2000, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except in each case where any non-compliance did not have, or would not reasonably be expected to have, a Material Adverse Effect on First Kansas on a consolidated basis. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by First Kansas or any First Kansas Subsidiary of, or a failure on the part of First Kansas or any First Kansas Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of First Kansas or any First Kansas Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect on First Kansas on a consolidated basis. Except as set forth in Schedule 4.15 of the First Kansas Book of Schedules, neither First Kansas nor any First Kansas Subsidiary has received, at any time since January 1, 2000, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person, nor does First Kansas have any Knowledge, regarding any actual, alleged, possible or potential: (x) violation of, or failure to comply with, any material Legal Requirement to which First Kansas or any First Kansas Subsidiary, or any of the assets owned or used by any of them, is or has been subject, or investigation with respect to any of the foregoing conducted by any Regulatory Authority; or (y) obligation on the part of First Kansas or any First Kansas Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any material Legal Requirement.

         Section  4.16 Legal  Proceedings;  Orders.  Schedule  4.16 of the First
                       ---------------------------
Kansas Book of Schedules is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of First Kansas, Threatened against, affecting or involving First Kansas or any First Kansas Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2000, that had, or would reasonably be expected to have, a Material Adverse Effect on First Kansas on a consolidated basis or that would impair First Kansas's ability to consummate any of the Contemplated
Transactions, and there is no fact to First Kansas's Knowledge that would provide a basis for any other Proceeding or Order involving First Kansas or any First Kansas Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill that would reasonably be expected to have a Material Adverse Effect on First Kansas or that would impair First Kansas's ability to consummate any of the Contemplated Transactions. To the Knowledge of First Kansas, no officer, director, agent or employee of First Kansas or any First Kansas Subsidiary is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of First Kansas or any First Kansas Subsidiary.

         Section 4.17 Absence of Certain Changes and Events. Except as set forth
                      -------------------------------------
in Schedule 4.17 of the First Kansas Book of Schedules, since December 31, 2002, First Kansas and each First Kansas Subsidiary has conducted its respective business only in the Ordinary Course of Business and with respect to each there has not been any:

               (a) change in its authorized or issued capital stock; grant of any stock option or right to purchase shares of its capital stock; grant of any shares pursuant to the First Kansas Restricted Stock Plan; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by it of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock (except for payment of dividends and distributions from any wholly-owned First Kansas Subsidiary to First Kansas and pursuant to Section 6.4);

               (b) amendment to its certificate or articles of incorporation, charter, articles of association or bylaws or any resolutions adopted by its board of directors or stockholders with respect to the same;

               (c) payment or increase of any bonuses, salaries or other compensation to any of its stockholders, directors, officers or employees, except for normal increases in the Ordinary

Course of Business or in accordance with any then existing First Kansas Employee Benefit Plan (as defined below), or entry by it into any employment, consulting, non-competition, change in control, severance or similar Contract with any stockholder, director, officer or employee;

               (d) adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, First Kansas Employee Benefit Plan, including the amendment, revision or termination, or increase in the payments under, any agreement or promissory note evidencing the First Kansas ESOP Loan;

               (e) material damage to or destruction or loss of any of its assets or property, whether or not covered by insurance;

               (f) entry into, termination or extension of, or receipt of notice of termination of, any joint venture or similar agreement pursuant to any Contract or any similar transaction;

               (g) except for this Agreement, entry into any Contract or incurrence of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

               (h) material change in any existing lease of real or personal property to which it is a party;

               (i) sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any of its assets or properties or mortgage, pledge or imposition of any lien or other encumbrance upon any of its material assets or properties, except for tax and other liens that arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with the acceptance by any First Kansas Subsidiary of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the Ordinary Course of Business;

               (j) incurrence by it of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

               (k) other than in the Ordinary Course of Business, cancellation or waiver by it of any debts, claims or rights with a value in excess of $10,000;

               (l) any investment by it of a capital nature exceeding $30,000 or aggregate investments of a capital nature exceeding $60,000;

               (m)  except  for  the   Contemplated   Transactions,   merger  or
consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

               (n) transaction for the borrowing or loaning of monies, other than in the Ordinary Course of Business;

               (o) suffered any change or changes having a Material Adverse Effect on it, or in the operation or conduct of its respective business;

               (p) conducted its respective business in any manner other than substantially as it was being conducted prior to such time;

               (q) purchased any investment security that is callable prior to its stated maturity or that has a stated maturity of thirty (30) months or more or has a purchase price of greater than $250,000;

               (r)  obtained any advances  with  maturities  of greater than one
(1) year from the Federal Home Loan Bank;

               (s)  agreed to a material change in its accounting  methods used;
or

               (t) agreement, whether oral or written, by it to do any of the foregoing.

         Section 4.18  Properties,  Contracts,  Employee Benefit Plans and Other
                       ---------------------------------------------------------
Agreements. Except for loan agreements evidencing loans or loan commitments made
----------
by Bank in the Ordinary Course of Business, Schedule 4.18 of the First Kansas Book of Schedules lists or describes the following with respect to First Kansas and each First Kansas Subsidiary:

               (a) all real property owned by First Kansas and each First Kansas Subsidiary and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which First Kansas and each First Kansas Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office of First Kansas or any First Kansas Subsidiary;

               (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by First Kansas or any First Kansas Subsidiary, exclusive of deposit agreements  with  customers  of Bank  entered  into in the  Ordinary  Course  of
Business,   agreements   for  the  purchase  of  federal  funds  and  repurchase
agreements;

               (c)  each  Applicable  Contract  that  involves   performance  of
services or delivery of goods or materials by First Kansas or any First Kansas Subsidiary of an amount or value in excess of $30,000;

               (d) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of First Kansas or any First Kansas Subsidiary in excess of $30,000;

               (e) each Applicable Contract not referred to elsewhere in this Section which:

                    (i) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

                    (ii) materially affect the business or financial condition of First Kansas or any First Kansas Subsidiary;

               (f) each lease, rental, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to or use of any personal property having a value per item or requiring payments in excess of $30,000, or with terms of more than one year;

               (g) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property (collectively, "Intellectual Property Assets"), including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets of First Kansas or any First Kansas Subsidiary;

               (h) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (i) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by First Kansas or any First Kansas Subsidiary with any other Person;

               (j) each Applicable Contract containing covenants that in any way purport to restrict the business activity of First Kansas or any First Kansas Subsidiary or any Affiliate of any of the foregoing, or limit the ability of First Kansas or any First Kansas Subsidiary or any Affiliate of any of the foregoing to engage in any line of business or to compete with any Person;

               (k) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

               (l) the name and annual salary of each officer and board fees of each director of First Kansas and each First Kansas Subsidiary, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by First Kansas, each First Kansas Subsidiary or a combination of any of them to or for the benefit of each such person in question for the years ended December 31, 2002 and 2001, and for the current fiscal year of First Kansas, and any employment agreement, consulting agreement, non-competition, severance or change in control agreement or other similar arrangement or plan with respect to each such person, and the amount of the benefits payable under any supplemental executive retirement plan and the funding status thereof;

               (m) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, employment, severance, change in control, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by First Kansas or any First Kansas Subsidiary for the benefit of the officers, directors or employees of First Kansas or any First Kansas Subsidiary, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by First Kansas or any First Kansas Subsidiary for the benefit of the employees or directors of First Kansas or any First Kansas Subsidiary (collectively, the "First Kansas Employee Benefit Plans"), and, in respect to any of them, the latest three (3) reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under the ERISA, the latest three (3) financial or actuarial reports and any currently effective Internal Revenue Service private rulings or determination letters obtained by or for the benefit of First Kansas or any First Kansas Subsidiary;

               (n) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by First Kansas or any First Kansas Subsidiary to be responsible for consequential damages;

               (o) each Applicable Contract for capital expenditures in excess of $30,000 or all Applicable Contracts for all capital expenditures which in the aggregate require payments in excess of $60,000; and

               (p) the name of each Person who is or would be entitled pursuant to any Contract or First Kansas Employee Benefit Plan to receive any payment from First Kansas or any First Kansas Subsidiary as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment;

               (q) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         Copies of each  document,  plan or  Contract  listed and  described  in
Schedule 4.18 of the First Kansas Book of Schedules are appended to such Schedule.

         Section 4.19 No Defaults.  Except as set forth in Schedule  4.19 of the
                      -----------
First Kansas Book of Schedules, each Contract identified or required to be identified in Schedule 4.18 of the First Kansas Book of Schedules is in full force and effect in all material respects and is valid and enforceable in accordance with its terms, except as may be limited by any bankruptcy, insolvency, moratorium or by the exercise of judicial discretion. First Kansas and each First Kansas Subsidiary is, and at all times since January 1, 2000, has been, in full compliance with all applicable terms and requirements of each Contract under which First Kansas or any First Kansas Subsidiary has or had any obligation or liability or by which First Kansas or any First Kansas Subsidiary or any of their respective assets owned or used by them is or was bound, except where any such failure to be in full compliance did not have or would reasonably be expected not to have a Material Adverse Effect on First Kansas on a consolidated basis. Each other Person that has or had any obligation or liability under any such Contract under which First Kansas or any First Kansas Subsidiary has or had any rights is, and at all times since January 1, 2000, has been, to the Knowledge of First Kansas, in compliance with applicable terms and requirements of such Contract in all material respects. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give First Kansas, any First Kansas Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any material Applicable Contract. Except in the Ordinary Course of Business with respect to loans made by Bank, neither First Kansas nor any First Kansas Subsidiary has given to or received from any other Person, at any time since January 1, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential material violation or breach of, or default under, any Contract. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to First Kansas or any First Kansas Subsidiary under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

         Section  4.20  Insurance.  Schedule  4.20 of the First  Kansas  Book of
                        ---------
Schedules lists the policies of insurance (including bankers blanket bond and insurance providing benefits for employees) owned or held by First Kansas or any First Kansas Subsidiary on the date hereof. Each policy is in full force and effect (except for any expiring policy that is replaced by coverage at least as extensive) until the Closing. All premiums due on such policies have been paid in full.

         Section 4.21 Compliance with Environmental Laws. Except as set forth in
                      ----------------------------------
Schedule 4.21 of the First Kansas Book of Schedules and except for any of the following that did not have or would not reasonably be expected to have a Material Adverse Effect on First Kansas and the First Kansas Subsidiaries on a consolidated basis, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving First Kansas or any First Kansas Subsidiary or any of their respective assets that are pending or, to the Knowledge of First Kansas, Threatened, nor to the Knowledge of First Kansas is there any factual basis for any of the foregoing, as a result of any asserted failure of First Kansas or any First Kansas Subsidiary, or any predecessor thereof, to comply with any federal, state, county and municipal law, including any statute, regulation, rule, ordinance, Order, restriction and requirement, relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "Environmental Laws"). No environmental clearances or other governmental approvals are required for the conduct of the business of First Kansas or any First Kansas Subsidiary or the consummation of the Contemplated Transactions. To the Knowledge of First Kansas, neither First Kansas nor any First Kansas Subsidiary is the owner of any interest in real estate on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Law.

         Section  4.22  Regulatory  Filings.  First Kansas and each First Kansas
                        -------------------
Subsidiary has filed in a timely manner all required filings with all proper Regulatory Authorities, including: (a) the SEC; and (b) the OTS. To the Knowledge of First Kansas, all filings with such federal and state regulatory agencies were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         Section  4.23  Agency  and  Custodial   Accounts.   Each  First  Kansas
                        ---------------------------------
Subsidiary has properly administered all accounts for which it acts as fiduciary, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable Legal Requirements and common law. No First Kansas Subsidiary or any of its respective directors, officers or employees has committed any breach of trust with respect to any such account, and the accountings for each such account are true and correct in all material respects and accurately reflect the assets of such account.

         Section 4.24  Disclosure.  No  representation  or warranty made in this
                       ----------
Agreement by First Kansas contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in First Kansas's audited financial statements for the year ended December 31, 2002, or the Subsequent First Kansas Financial Statements, neither First Kansas nor any First Kansas Subsidiary has, and with respect to the Subsequent First Kansas Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, any Tax liabilities due or to become due, which would reasonably be expected to have a Material Adverse Effect on First Kansas.

         Section  4.25  Brokerage  Commissions.  Except as set forth in Schedule
                        ----------------------
4.25 of the First Kansas Book of Schedules, none of First Kansas or any First Kansas Subsidiary or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         Section 4.26 Delays.  To the  Knowledge  of First  Kansas,  there is no
                      ------
reason  why the  granting  of any of the  regulatory  approvals  referred  to in
Section 8.1 would be denied, unduly delayed or otherwise unavailable. The most recent regulatory rating given to Bank as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

                                   ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUISITION CORP

         Acquiror and Acquisition Corp hereby represent and warrant to First Kansas that the following are true and correct as of the date hereof, and will be true and correct as of the Effective Date:

         Section  5.1  Organization.  Each of  Acquiror,  Acquisition  Corp  and
                       ------------
Landmark Bank: (a) is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, the State of Kansas or the United States of America, respectively, and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; and (b) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, except where the failure to be so qualified or to have such power and authority would not have a Material Adverse Effect on Acquiror on a consolidated basis.

         Section 5.2  Authorization.  Acquiror and Acquisition Corp each has the
                      -------------
requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and the execution, delivery and performance of this Agreement by each of Acquiror and Acquisition Corp and the consummation by each of them of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of each of Acquiror and Acquisition Corp enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and subject to general principles of equity.

         Section 5.3 No  Conflict.  Neither the  execution  nor delivery of this
                     ------------
Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate or articles of incorporation, charter, bylaws or any resolution adopted by the board of directors or stockholders of, Acquiror or any Acquiror Subsidiary; (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any Acquiror Subsidiary, or any of the assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Securities Act, the Exchange Act, the National Bank Act and the DGCL; and (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Applicable Contract to which Acquiror or any Acquiror Subsidiary is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon, or with respect to, any of the assets owned or used by Acquiror or any Acquiror Subsidiary. Except as otherwise provided in this Agreement, neither Acquiror nor any Acquiror Subsidiary is or will be required to give any notice to, or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 5.4 Acquiror SEC Documents. Since January 1, 2002, Acquiror has
                     ----------------------
timely filed all Acquiror SEC Documents and all such Acquiror SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Exchange Act. As of their respective filing dates, none of the Acquiror SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.5 Undisclosed Liabilities;  Adverse Changes. Neither Acquiror
                     -----------------------------------------
nor any Acquiror Subsidiary has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in the Acquiror SEC Documents, current liabilities incurred in the Ordinary Course of Business since the respective dates thereof and other liabilities or obligations that in the aggregate would not reasonably be expected to have a Material Adverse Effect on Acquiror on a consolidated basis.

         Section  5.6 Legal  Proceedings;  Orders.  Except as  disclosed  in the
                      ---------------------------
Acquiror SEC Documents, there have been no Proceedings or Orders pending, entered into or, to the Knowledge of Acquiror, Threatened against, affecting or involving Acquiror or any Acquiror Subsidiary or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 2002, that had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror on a consolidated basis or that would impair Acquiror's ability to consummate any of the Contemplated Transactions, and there is no fact to Acquiror's Knowledge that would provide a basis for any other Proceeding or Order involving Acquiror or any Acquiror Subsidiary, or any of its respective officers or directors in their capacities as such, or its assets, business or goodwill that would reasonably be expected to have a Material Adverse Effect on Acquiror or that would impair Acquiror's ability to consummate any of the Contemplated Transactions.

         Section 5.7  Disclosure.  No  representation  or warranty  made in this
                      ----------
Agreement by Acquiror contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein under the circumstances under which they were made not misleading. Except as and to the extent reflected or reserved against in Acquiror's audited financial statements for the year ended December 31, 2002, or the Acquiror's subsequent financial statements, as filed with the SEC, neither Acquiror nor any Acquiror Subsidiary has, and with respect to the Acquiror's subsequent financial statements , as filed with the SEC, will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, any Tax liabilities due or to become due, which would reasonably be expected to have a Material Adverse Effect on Acquiror.

         Section 5.8 Delays.  To the  Knowledge of Acquiror,  there is no reason
                     ------
why the granting of any of the regulatory approvals referred to in Section 8.1 would be denied, unduly delayed or otherwise unavailable. The most recent regulatory rating given to Landmark Bank as to compliance with the CRA is satisfactory or better.

         Section 5.9  Financial  Resources.  Acquiror has, or will have prior to
                      --------------------
the Effective Time, sufficient funds and capital to perform its obligations under this Agreement. Acquiror and each Acquiror Subsidiary are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial regulations of state and federal banking agencies having jurisdiction over them. Each Acquiror Subsidiary is, and will be immediately following the Merger, at least "adequately capitalized" as such term is defined in the rules and regulations promulgated by the FDIC, as applicable.

ARTICLE 6

                            COVENANTS OF FIRST KANSAS

         From and after the date hereof and until the Effective Time, First Kansas hereby covenants and agrees with Acquiror as follows:

Section 6.1       Information, Access and Confidentiality.
                  ---------------------------------------

               (a) Upon providing reasonable notice, Acquiror and its Representatives shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of First Kansas and each First Kansas Subsidiary. Acquiror and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of First Kansas and each First Kansas Subsidiary, including observation of any audit of, and examination of any audit work papers with respect to, First Kansas or any First Kansas Subsidiary, and of its and their financial and legal condition as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of First Kansas or any of the First Kansas Subsidiary. Upon request, First Kansas and each First Kansas Subsidiary will furnish Acquiror or its Representatives its attorneys' responses to auditors' requests for information and such financial and operating data and other information reasonably requested by Acquiror developed by First Kansas or any First Kansas Subsidiary, its auditors, accountants or attorneys (provided with respect to attorneys, such disclosure shall be limited to information that would not result in the waiver by First Kansas or any First Kansas Subsidiary of any claim of attorney-client privilege), and will permit Acquiror or its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for First Kansas or any First Kansas Subsidiary, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Acquiror or its Representatives. No investigation by Acquiror shall affect the representations and warranties made by First Kansas. This Section shall not require the disclosure of any information the disclosure of which to Acquiror would be prohibited by law.

               (b) First Kansas shall allow a representative of Acquiror to attend as an observer all meetings of the board of directors and committees of the board of directors of First Kansas and any First Kansas Subsidiary and any meeting of the loan committee and asset liability management committee of First Kansas or any First Kansas Subsidiary. First Kansas shall give reasonable notice to Acquiror of any such meeting and, if known, the agenda for or business to be discussed at such meeting. First Kansas shall provide to Acquiror all information provided to the directors on all such boards in connection with all such meetings or otherwise provided to the directors, and shall provide any other financial reports or other analysis prepared for senior management of First Kansas or any First Kansas Subsidiary, in each case excluding information which is privileged or is subject to any restriction on disclosure. It is understood by the parties that Acquiror's representative will not have any voting rights with respect to matters discussed at these meetings and that Acquiror is not managing the business or affairs of First Kansas or any First Kansas Subsidiary. All information obtained by Acquiror at these meetings shall be treated in confidence as provided in Section 6.1(c) hereof. Notwithstanding the foregoing, Acquiror shall not be permitted to attend any portion of a meeting and First Kansas shall not be required to provide Acquiror with any materials, in violation of applicable law or that relates to a Competing First Kansas Proposal (except for information to be provided as required by Section
6.13  hereof),   or  that  involve  matters  protected  by  the  attorney-client privilege.

               (c)  Any  confidential  information or trade secrets  received by
First Kansas, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by First Kansas or, at Acquiror's request, returned to Acquiror in the event this Agreement is terminated as provided in
Article 11. Such information shall not be used by First Kansas or its agents to the detriment of Acquiror or any Acquiror Subsidiary.

               (d)  Any  confidential  information or trade secrets  received by
Acquiror, its employees or agents in the course of the consummation of the Contemplated Transactions shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by Acquiror or, at First Kansas' request, returned to First Kansas in the event this Agreement is terminated as provided in Article 11. Such information shall not be used by Acquiror or its agents to the detriment of First Kansas or any First Kansas Subsidiary.

         Section  6.2 Carry on in Regular  Course.  First  Kansas and each First
                      ---------------------------
Kansas Subsidiary shall carry on its business diligently and substantially in the same manner as is presently being conducted and shall not make or institute any unusual or material change in its methods of doing business without the prior written consent of Acquiror. First Kansas shall, and shall also cause each First Kansas Subsidiary to, unless otherwise consented to in writing in advance by Acquiror:

               (a)  conduct  its  business  only  in  the  Ordinary   Course  of
Business;

               (b) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and goodwill with its suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

               (c) confer and consult with Acquiror concerning operational matters of a material nature, any sales of investment securities or loans that were not originated with the intent to sell, and any changes or revisions to the asset-liability management of Bank;

               (d) enter into loan transactions only in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the borrower from competitive sources in transactions in the ordinary course of business and consistent with prudent banking practices and policies and regulations of applicable regulatory authorities, and in that connection, First Kansas will consult and discuss with Acquiror all new credits or new lending relationships, or extensions or renewals of any existing credit relationships, approved in excess of $500,000 to any Person or Persons and his, her or their Affiliates from the date hereof to the Effective Time;

               (e) consistent with past practice, maintain a reserve for probable loan and lease losses that is adequate in all material respects to provide for probable losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

               (f) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

               (g) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects;

               (h) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply with all Legal Requirements; and

               (i) pay employees and directors salaries, bonuses, fees or any other compensation in amounts no greater than that which was payable in the ordinary course prior to the Effective Time and provided that any bonus payable shall be in an amount no greater than that which was paid to the employee in 2002 and if the employee was not employed in 2002, an amount no greater than the amount received by a similarly situated comparable employee, provided, however, that no employee shall receive a bonus prior to the Effective Time if the employee is covered by a written employment or severance agreement set forth in
Schedule 4.18 of the First Kansas Book of Schedules.

         With respect to any written request by First Kansas for Acquiror's consent to any non-permitted action of First Kansas or any First Kansas Subsidiary described in this Section, First Kansas shall be entitled to conclusively presume Acquiror has consented to any such action unless First Kansas shall have received Acquiror's written objection to such action within three (3) Business Days of the date of Acquiror's receipt of such written request.

         Section 6.3 Negative  Covenants.  Except as otherwise  provided by this
                     -------------------
Agreement, between the date of this Agreement and the Closing Date, First Kansas will not, and will cause each First Kansas Subsidiary not to, without the prior written consent of Acquiror, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.17 is likely to occur. With respect to any written request by First Kansas for Acquiror's consent to any non-permitted action of First Kansas or any First Kansas Subsidiary described in this Section, First Kansas shall be entitled to conclusively presume Acquiror has consented to any such action unless First Kansas shall have received Acquiror's written objection to such action within three (3) Business Days of the date of Acquiror's receipt of such written request.

         Section 6.4 Dividends. Notwithstanding anything contained herein to the
                     ---------
contrary, First Kansas may declare and pay to its stockholders one cash dividend not to exceed five cents ($0.05) per share of First Kansas Common Stock, in the fourth quarter of 2003. First Kansas shall not declare, pay or make any other dividend or other distribution or payment in respect of, or redemption of, shares of First Kansas Common Stock.

         Section 6.5 Subsequent  First Kansas Financial  Statements.  As soon as
                     ----------------------------------------------
available after the date hereof,  First Kansas will furnish  Acquiror copies of:
(a) each filing made by First Kansas with the SEC; (b) the monthly unaudited balance sheets and profit and loss statements of First Kansas on a consolidated basis, and Bank on a stand-alone basis, prepared in each case for First Kansas's internal use, (c) the TFRs of Bank for each quarterly period completed after the date of this Agreement and prior to the Effective Time; and (d) all other financial reports or statements submitted by First Kansas or any First Kansas Subsidiary to Regulatory Authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent First Kansas Financial Statements"). The Subsequent First Kansas Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present in all material respects the financial condition and results of operations for the dates and periods presented, subject in the case of unaudited financial statements to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to be materially adverse). The Subsequent First Kansas Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

         Section 6.6 Advice of Changes.  Between the date of this  Agreement and
                     -----------------
the Closing Date, First Kansas will promptly notify Acquiror in writing if First Kansas or any First Kansas Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of First Kansas's representations and warranties as of the date of this Agreement, or if First Kansas or any First Kansas Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, First Kansas will promptly deliver to Acquiror a supplement to the Schedules specifying such change, provided, however, that receipt of notice of such facts after the date of this Agreement shall have no effect on the truth and accuracy of the representations and warranties made in this Agreement and the delivery of any such updated Schedule shall not in itself be sufficient to cure any prior Breach. During the same period, First Kansas will promptly notify Acquiror of the occurrence of any Breach of any covenant of First Kansas in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 8 impossible or unlikely. First Kansas shall also provide to Acquiror copies of each written communication sent to its stockholders between the date of this Agreement and the Closing Date.

         Section 6.7  Stockholders'  Meeting.  First  Kansas will take all steps
                      ----------------------
necessary to duly call, give notice of, convene and hold a meeting of its stockholders, as soon as practicable, but in no event later than sixty (60) days following the SEC's clearance of First Kansas's Proxy Statement, for the purpose of obtaining stockholder approval of this Agreement and the Merger (the "Special Meeting"). Notwithstanding anything to the contrary herein, First Kansas shall be under no obligation to call its Special Meeting and mail the Proxy Statement until such time that the parties have agreed, in writing, upon a course of action for the remediation of any environmental condition pursuant to Section 6.10(b) or have agreed, in writing, that no such remediation is necessary.

         Section 6.8 Proxy  Statement.  First  Kansas  will take all  reasonable
                     ----------------
steps necessary to submit the Proxy Statement to the SEC within forty (40) days after the date of this Agreement. The Proxy Statement will satisfy all requirements of the Exchange Act and the rules and regulations promulgated thereunder and will include a recommendation, subject to its fiduciary duties, by the board of directors of First Kansas that the stockholders of First Kansas approve this Agreement and the Merger. First Kansas and its Representatives shall solicit proxies from the stockholders of First Kansas. First Kansas shall deliver a draft of the Proxy Statement to Acquiror and its counsel at least five
(5) Business Days prior to the filing of such draft with the SEC, and shall provide Acquiror with summaries of any material oral communications with the SEC, and copies of all responses or other written communications from the SEC, relating to the Proxy Statement. First Kansas shall further deliver a draft of the Proxy Statement to Acquiror and its counsel at least five (5) Business Days prior to its mailing by First Kansas to its stockholders. The Proxy Statement shall not be mailed to the holders of First Kansas Common Stock until Trident Securities, Inc. has delivered to the board of directors of First Kansas for inclusion in the Proxy Statement a fairness opinion (the "Fairness Opinion"), dated within five (5) Business Days of the date of mailing, to the effect that the Total Purchase Price is fair to the stockholders of First Kansas from a financial point of view, which opinion shall be in standard industry form with respect to transactions of this nature. First Kansas shall send the Proxy Statement to its stockholders at least thirty (30) days prior to the Special Meeting. Along with such notice, First Kansas shall include a copy of this Agreement and a copy of Section 17-6712 of the Kansas Code governing the procedures required to be met by dissenting stockholders.

         Section 6.9 Information Provided to Acquiror.  First Kansas agrees that
                     --------------------------------
none of the information concerning First Kansas or any First Kansas Subsidiary that is provided or to be provided by First Kansas to Acquiror for inclusion or that is included in the Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the meeting of First Kansas's stockholders referred to above, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, First Kansas shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any Acquiror Subsidiary or any of their Affiliates contained in the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

         Section 6.10 Environmental Investigation.
                      ---------------------------

               (a) Acquiror may in its discretion, within thirty (30) Business Days of the date of this Agreement, retain at its own expense an independent professional consultant to perform an environmental site assessment and render to Acquiror a report (an "Environmental Report") to determine if any real property in which First Kansas holds any interest contains or gives evidence that any violations of Environmental Laws have occurred on any such property. Neither Acquiror nor its independent professional consultant shall enter upon any such real property in which First Kansas or any First Kansas Subsidiary holds only a mortgagee's interest without the prior permission of First Kansas and the Person in possession thereof. First Kansas shall not withhold such permission unreasonably, and shall use all reasonable efforts to obtain such permission for Acquiror from the Person in possession of any such mortgaged real property for which Acquiror desires its independent professional consultant to conduct a site assessment. Acquiror shall have no duty to act upon any information produced by such reviews or investigations with or for the benefit of First Kansas, any First Kansas Subsidiary or any other Person, but shall provide such information to First Kansas as soon as practicable after such information becomes available to Acquiror. If the Environmental Report discloses any adverse environmental conditions, or reports a reasonable suspicion thereof, Acquiror and First Kansas shall, within fifteen (15) Business Days of such determination, obtain from one or more mutually acceptable consultants or contractors, as appropriate (the "Remediation Expert"), an estimate of the cost of any remediation or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations.

               (b) Upon receipt of the estimate of the costs of all follow-up work to the Environmental Report or any subsequent investigation phases that may be conducted, Acquiror and First Kansas shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the Environmental Report. The estimated total cost for completing all necessary work plans or removal or remediation actions is referred to collectively as the "Remediation Cost." If the Remediation Cost exceeds One Hundred Thousand Dollars ($100,000) then the parties shall adjust the Purchase Price Per Share as provided in Article 3. If the Remediation Cost exceeds Five Hundred Thousand Dollars ($500,000), Acquiror or First Kansas may, at its sole option, terminate this Agreement.

         Section 6.11 Title Reports. By no later than forty-five (45) days after
                      -------------
the date of this Agreement, First Kansas shall obtain at its own expense and deliver to Acquiror an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Insurance Company or such other title insurance company as is reasonably acceptable to Acquiror with respect to all real property owned by First Kansas or any First Kansas Subsidiary (the "First Kansas Real
Property"), showing fee simple title in First Kansas or a First Kansas Subsidiary, and in each case, subject only to: (a) minor defects and irregularities in title and encumbrances which would not materially impair the use thereof for the purposes for which they are held; and (b) those exceptions set forth in Schedule 6.10 of the Acquiror Book of Schedules, except that the following exceptions shall be removed at or before Closing: (i) standard exceptions that would be removed upon the delivery of a satisfactory survey;
(ii) taxes and special assessments due and payable prior to or as of the Closing; (iii) all mortgages and financing statements; and (iv) rights of tenants under unrecorded leases. On or before the Closing Date, Acquiror shall deliver updated title commitments with respect to the First Kansas Real Property and a receipt evidencing full payment for title insurance policies to be issued as soon as practicable after the Closing in accordance with such updated title commitments and in amounts of no less than the book value of the First Kansas Real Property as shown on the First Kansas Financial Statements.

         Section 6.12 Surveys.  By no later than  forty-five (45) days after the
                      -------
date of this Agreement, First Kansas shall obtain at its own expense and deliver to Acquiror a current ALTA survey of each parcel of First Kansas Real Property disclosing no survey defects that would materially impair the use thereof for the purposes for which it is held or materially impair the value of such property.

         Section 6.13 Exclusivity. Subject to its fiduciary duties and except as
                      -----------
otherwise set forth herein, none of First Kansas, any First Kansas Subsidiary or any of their respective directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates shall, directly or indirectly, make, encourage, facilitate, solicit, initiate or assist any inquiries, proposals, offers or expressions of interest from, or provide any nonpublic information or access to First Kansas's or any First Kansas Subsidiary's premises to, or participate in any discussions or negotiations with, any Person (other than Acquiror and its directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates) concerning or relating to: (a) any merger, sale of assets not in the Ordinary Course of Business, acquisition, business combination, change of control or other similar transaction involving First Kansas or any First Kansas Subsidiary, or (b) any purchase or other acquisition by any Person of five percent (5%) or more of the capital stock of First Kansas or of any capital stock of any First
Kansas Subsidiary, or (c) any issuance by any First Kansas Subsidiary of any shares of its capital stock (collectively, a "Competing First Kansas Proposal"). First Kansas will promptly advise Acquiror of, and communicate to Acquiror the terms and conditions of, and the identity of the Person making, any Competing First Kansas Proposal, and will provide summaries of any non-privileged communications with respect to such Competing First Kansas Proposal. Upon the date of this Agreement, First Kansas will terminate all discussions and negotiations that it has heretofore engaged in or conducted with any other Person with respect to any of the above, and will advise its directors, officers, employees, professional and financial advisors, representatives, agents and Affiliates to also terminate the same. Notwithstanding the foregoing, First Kansas may engage in discussions or negotiations with, furnish nonpublic information concerning First Kansas and any First Kansas Subsidiary and their respective properties, assets and business, and grant access to the facilities of First Kansas and any First Kansas Subsidiary, to any Person that hereafter makes a Competing First Kansas Proposal that was not directly or indirectly, after the date hereof, made, encouraged, facilitated, solicited, initiated or assisted by First Kansas, any First Kansas Subsidiary or any of their respective directors, officers, employees, professional or financial advisors, representatives, agents or Affiliates (an "Unsolicited First Kansas Proposal"), but only to the extent that: (i) the board of directors of First Kansas receives a written opinion from its independent financial advisor that such proposal may be superior to the Contemplated Transactions from a financial point of view to First Kansas's stockholders; (ii) First Kansas's outside legal counsel advises First Kansas that the maker of the Unsolicited First Kansas Proposal may legally acquire First Kansas and Bank; (iii) First Kansas's board of directors, after consultation with its outside legal counsel, determines in good faith that such action is necessary for First Kansas's board of directors to comply with its fiduciary duties to its stockholders under all applicable Legal Requirements; and (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, First Kansas provides reasonable notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person.

         Section  6.14  Best  Efforts;  Cooperation.  Subject  to the  terms and
                        ---------------------------
conditions of this Agreement, First Kansas agrees to exercise good faith and use its Best Efforts to satisfy the various covenants and conditions to Closing in Articles 8 and 9, respectively, and to consummate the Contemplated Transactions as promptly as possible. First Kansas will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, First Kansas will, and will cause each First Kansas Subsidiary and all of the Affiliates and Representatives of First Kansas and each First Kansas Subsidiary to, cooperate with Acquiror with respect to all filings that Acquiror is required by Legal Requirements to make in connection with the Contemplated Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Acquiror or the Resulting Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of First Kansas, the proper officers and directors of First Kansas shall take all such necessary action to vest Acquiror or the Resulting Corporation with such rights.

         Section  6.15 ESOP  Loan.  From and  after  the date of this  Agreement
                       ----------
through the Effective Time, First Kansas and/or the Bank shall make any further contributions to the First Kansas ESOP only in accordance with First Kansas's past practice. As of the Effective Time, the ESOP shall terminate in accordance with its terms, as in effect on the date of this Agreement.

         Section 6.16 Data and Item Processing  Agreements.  First Kansas agrees
                      ------------------------------------
to consult with Acquiror prior to the entry by it or any First Kansas Subsidiary by either action or inaction into any new, or any extension of any existing, data or item processing agreements. First Kansas agrees to coordinate with Acquiror the negotiation of any new or extension of any existing data or item processing agreement with the purpose of achieving the best possible economic and business result in light of the Bank Merger.

         Section 6.17 Accrual of Costs.  On or prior to the Closing Date,  First
                      ----------------
Kansas shall fully pay or accrue as may be required by GAAP: (a) the cost of any benefits or contributions supplied or made or to be supplied or made through the Effective Time under any of the First Kansas Employee Benefit Plans; (b) the costs of any corrective action to bring any such plans into compliance with applicable law; (c) the aggregate cost of complying with any representation, warranty or covenant of First Kansas set forth in this Agreement; and (d) all First Kansas Transactional Expenses. For purposes of the accruals made pursuant to this section, First Kansas shall assume a tax rate of 34%.

         Section 6.18 Accounting and Other Adjustments. First Kansas agrees that
                      --------------------------------
it shall, and shall cause Bank, to: (a) make any accounting adjustments or entries to its books of account and other financial records; (b) make additional provisions to any allowance for loan and lease losses; (c) sell or transfer any investment securities held by it; (d) charge-off any loan or lease; (e) create any new reserve account or make additional provisions to any other existing reserve account; (f) make changes in any accounting method; (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and (h) make any other adjustments which would affect the financial reporting of Acquiror, on a consolidated basis after the Effective Time, in any case as Acquiror shall reasonably request, provided, however, that neither First Kansas nor Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as First Kansas shall have received reasonable assurances that all conditions precedent to First Kansas's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied and no such adjustment which First Kansas or Bank would not have been required to make but for the provisions of this Section shall have any effect on the satisfaction by First Kansas of the condition in Section 9.11.

         Section 6.19 Officer  Agreements.  Concurrently  with the execution and
                      -------------------
delivery  of this  Agreement,  First  Kansas  shall  cause  to be  delivered  to
Acquiror:

               (a) a consulting agreement providing for aggregate payments of $160,000, all in the form of Exhibit B, signed by Larry V. Bailey, which such agreement shall become effective at the Effective Time; and

               (b) a stay bonus agreement providing for an aggregate payment of $50,000 made in two installments, in the form of Exhibit C signed by James J. Casaert, which such agreement shall become effective at the Effective Time.

         Section 6.20 Voting  Agreement.  Concurrently  with the  execution  and
                      -----------------
delivery of this Agreement, First Kansas shall deliver to Acquiror a voting agreement in the form of Exhibit D signed by each of the directors and executive officers of First Kansas who are holders of First Kansas Common Stock.

         Section  6.21   Non-Competition   Agreements.   Concurrently  with  the
                         ----------------------------
execution and delivery of this Agreement, First Kansas shall deliver to Acquiror a non-competition agreement in the form of Exhibit E signed by each of the directors of First Kansas, with the exception of Larry V. Bailey. As consideration for entering into a non-competition agreement, First Kansas shall pay at the Closing to each individual director other than Mr. Bailey, the sum of $12,000.

         Section  6.22 Tax  Matters.  Neither  First Kansas nor any First Kansas
                       ------------
Subsidiary shall make any election or settle or compromise any liability with respect to Taxes without prior written notice to Acquiror. First Kansas and each First Kansas Subsidiary shall timely file all Tax Returns required to be filed prior to the Closing; provided, however, that each such Tax Return shall be delivered to Acquiror at least five (5) business days prior to the anticipated date of filing for Acquiror's review.

         Section 6.23 Employee Severance. Any person who is currently serving as
                      ------------------
an employee of either First Kansas or Bank and continues as such immediately prior to the Effective Time (other than those employees covered by a written employment or severance agreement set forth in Schedule 4.18 of the First Kansas Book of Schedules) whose employment is discontinued by Landmark Bank or the Bank within one year after the Effective Time shall be entitled to a severance payment pursuant to a Transition Period Severance Plan to be adopted by Bank prior to the Effective Time containing the terms outlined in Schedule 6.23 of the First Kansas Book of Schedules.

         Section 6.24 Retention  Bonuses.  In order to insure an orderly Closing
                      ------------------
and transition period, the Bank shall pay each employee of the Bank (other than those employees covered by a written employment or severance agreement set forth in Schedule 4.18 of the First Kansas Book of Schedules) a "retention" bonus equal to two weeks pay in the event that such employee remains an employee and satisfactorily fulfills the duties and responsibilities of his or her position through the Effective Time, to be paid by Bank immediately prior to the Effective Time. Schedule 6.24 of the First Kansas Book of Schedules provides a schedule of projected retention bonuses.

         Section  6.25  Defined  Benefit  Plan.  First  Kansas  will  effect its
                        ----------------------
withdrawal from the multiple employer plan as soon as practicable after the date of this Agreement, but in no event later than December 31, 2003.

                                   ARTICLE 7

                              ACQUIROR'S COVENANTS

         From and after the date hereof and until the Effective Time, Acquiror hereby covenants and agrees with First Kansas as follows:

         Section 7.1 Advice of Changes.  Between the date of this  Agreement and
                     -----------------
the Closing Date, Acquiror will promptly notify First Kansas in writing if Acquiror or any Acquiror Subsidiary becomes aware of any fact or condition that causes or constitutes a Breach of any of Acquiror's representations and warranties as of the date of this Agreement, or if Acquiror or any Acquiror Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Acquiror will promptly deliver to First Kansas a supplement to the Schedules specifying such change, provided, however, that receipt of notice of such facts after the date of this Agreement shall have no effect on the truth and accuracy of the representations and warranties made in this Agreement and the delivery of any such updated Schedule shall not in itself be sufficient to cure any prior Breach. During the same period, Acquiror will promptly notify First Kansas of the occurrence of any Breach of any covenant of Acquiror in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 9 impossible or unlikely. Acquiror shall also provide to First Kansas copies of each written communication sent to its stockholders between the date of this Agreement and the Closing Date.

         Section 7.2 Information Provided to First Kansas.  Acquiror agrees that
                     ------------------------------------
none of the information concerning Acquiror or any Acquiror Subsidiary that is provided or to be provided by Acquiror to First Kansas for inclusion or that is included in the Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the meeting of Acquiror's stockholders referred to above, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to First Kansas or any First Kansas Subsidiary or any of their Affiliates contained in the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

         Section  7.3  Best  Efforts;  Cooperation.  Subject  to the  terms  and
                       ---------------------------
conditions of this Agreement, Acquiror agrees to exercise good faith and use its Best Efforts to satisfy the various covenants and conditions to Closing in Articles 8 and 10, respectively, and to consummate the Contemplated Transactions as promptly as possible. Acquiror will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, Acquiror will, and will cause each Acquiror Subsidiary and all of the Affiliates and Representatives of Acquiror and each Acquiror Subsidiary to, cooperate with First Kansas with respect to all filings that First Kansas is required by Legal Requirements to make in connection with the Contemplated Transactions.

                                   ARTICLE 8

                            COVENANTS OF ALL PARTIES

         Section 8.1 Regulatory Approvals. Within forty (40) days after the date
                     --------------------
of this Agreement, Acquiror shall make all appropriate filings with Regulatory Authorities for approval of the Contemplated Transactions, including the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with: (a) the Federal Reserve pursuant to the BHCA; (b) the OTS pursuant to the HOLA; (c) the OCC pursuant to the National Bank Act; and (d) any other Person or Regulatory Authority pursuant to any applicable Legal Requirement, for authority to consummate the Contemplated Transactions. First Kansas and Acquiror shall pursue in good faith the regulatory approvals necessary to consummate the Contemplated Transactions. In advance of any filing made under this Section 8.1, First Kansas and Acquiror and their respective counsel shall be provided with the opportunity to comment thereon, and First Kansas and Acquiror each agree promptly to advise each other and each other's counsel of any material communication received by it or its counsel from any Regulatory Authorities with respect to such filings. Each of First Kansas and Acquiror and their respective Subsidiaries agree to cooperate fully and promptly with each other and their respective counsel and accountants in connection with any steps to be taken as part of their obligations under this Agreement.

         Section 8.2 Customer and Employee  Relationships.  Each of First Kansas
                     ------------------------------------
and Acquiror agrees that its respective representatives may jointly:

               (a) participate in meetings or discussions with officers and employees of First Kansas and its Subsidiaries in connection with employment opportunities with Acquiror after the Effective Time; and

               (b) contact Persons having dealings with First Kansas or any of its Subsidiaries for the purpose of informing such Persons of the services to be offered by Acquiror after the Effective Time.

         Section 8.3 Publicity. Prior to the Effective Time, the parties to this
                     ---------
Agreement will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the Contemplated Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

         Section 8.4 Employee Benefit Plan Payments. First Kansas agrees to take
                     ------------------------------
or cause to be taken the actions described in Schedule 8.4 of the First Kansas Book of Schedules with respect to the payment of amounts due under the First Kansas Employee Benefits Plans. Immediately prior to the Effective Time, First Kansas, or the Bank, shall make the payments set forth in Schedule 8.4 to terminate the employment or severance agreements set forth in Schedule 8.4 of the First Kansas Book of Schedules. First Kansas and Acquiror further agree to cooperate to determine prior to the Closing the types of benefits to be offered after the Effective Time by Acquiror to former employees of First Kansas who become employees of Acquiror.

         Section 8.5  Director  and  Officer  Liability  Coverage.  Prior to the
                      -------------------------------------------
Effective Time, Acquiror will provide and will maintain in effect for a period of not less than three (3) years after the Effective Time directors' and officers' liability insurance coverage for the officers and directors of First Kansas with respect to actions taken by them prior to the Effective Time to the extent that such coverage is available and mutually determined by the parties to be economically practicable ("Tail Coverage"). Any such coverage shall be on substantially the same terms and conditions and provide the same coverage against personal liability as the most protective coverage which is currently provided to officers and directors of either Acquiror or First Kansas. The directors and officers of First Kansas shall be third party beneficiaries to this Section and this Section shall survive the Effective Time. Notwithstanding the provision of such Tail Coverage, the parties further agree that after the Effective Time, Acquiror shall indemnify for a period of six (6) years the officers and directors of First Kansas for all actions taken by them prior to the Effective Time in their capacities as officers and directors of First Kansas to the same extent as the greatest indemnification which is currently provided by First Kansas.

         Section 8.6 Trademarks. Acquiror will acquire any Intellectual Property
                     ----------
Assets (including logos) and associated goodwill owned by First Kansas or any First Kansas Subsidiary.

         Section 8.7 Advisory  Board.  Acquiror  shall create an advisory  board
                     ---------------
(the "Advisory Board") to assist in and advise with respect to integration of the operations of First Kansas and Bank with and into those of Acquiror and Landmark Bank. The Advisory Board shall consist of all of those individuals who are serving as of the Effective Time as members of the board of directors of First Kansas, but not including Larry V. Bailey. Members of the Advisory Board shall serve with no compensation. Acquiror's board of directors shall review the Advisory Board function annually to consider its continuation and may terminate the Advisory Board at any time after the first anniversary of the Effective Time.

         Section 8.8 Employees
                     ---------

               (a) As of or after the Effective Date, and at Acquiror's election and subject to the requirements of the Code and ERISA, the First Kansas Employee Benefit Plans, other than ESOP, which will be terminated, may be continued and maintained separately, consolidated with Acquiror's existing plans, or terminated. Bank employees who continue employment with Landmark Bank following the Merger Effective Date ("Continuing Employees") shall participate in all Landmark Bank Employee Plans (including, without limitation, Landmark Bank's ESOP, and its 401(k) plan) as of the first entry date coincident with or following the Merger Effective Date, with recognition of prior service with Bank for purposes of eligibility to participate and vesting, but not benefits accrual.

               (b) Continuing Employees shall be enrolled in the Bank medical, dental, life insurance and disability insurance programs available to other Landmark Bank employees immediately upon the termination of the Bank plans without such Continuing Employees incurring any uninsured waiting periods or pre-existing conditions exclusions for such Continuing Employees and dependents participating in such similar Bank plans at such time. This Section 8.8 shall survive the Effective Time. Landmark Bank will credit each Continuing Employee with each such person's accrued and unused sick days, as reflected in First Kansas's records, as of the Closing Date (up to a maximum of ninety (90) days).

                                   ARTICLE 9

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

         Acquiror's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

         Section 9.1  Accuracy of  Representations  and  Warranties.  All of the
                      ---------------------------------------------
representations and warranties of First Kansas set forth in this Agreement shall be true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that such representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects.

         Section  9.2  First  Kansas's  Performance.  First  Kansas  shall  have
                       ----------------------------
performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, First Kansas shall have performed and complied in all respects with such covenants and obligations.

         Section 9.3 Proceedings and Documents  Satisfactory.  All  proceedings,
                     ---------------------------------------
corporate or other, to be taken by First Kansas in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Acquiror.

         Section 9.4 Statutory Requirements. This Agreement shall have been duly
                     ----------------------
and validly authorized by the stockholders of First Kansas. Such stockholder approval shall have been obtained in conformity with all applicable laws at a meeting of stockholders for which proxies are solicited in compliance with applicable laws and requirements.

         Section 9.5 No  Proceedings.  Neither First Kansas nor any First Kansas
                     ---------------
Subsidiary shall be made a party to, or to the Knowledge of First Kansas, Threatened by any Proceedings which, in the reasonable opinion of Acquiror, have or are likely to have a Material Adverse Effect on First Kansas, and no Proceeding shall have been instituted, made or threatened by any Person relating to the Merger or the validity or propriety of the Contemplated Transactions that Acquiror reasonably believes will result in material damages or an Order enjoining the Merger or a determination that First Kansas failed to comply with legal requirements of a material nature in connection with any of the Contemplated Transactions.

         Section 9.6 Absence of Certain Changes or Events.  From the date hereof
                     ------------------------------------
to the Effective Time, there shall be and have been no Material Adverse Effect on First Kansas, or any event or occurrence reasonably likely to result in a Material Adverse Effect on First Kansas, excluding costs associated with the Contemplated Transactions and any payments that become due and payable under any First Kansas Employee Benefits Plans as a result of the occurrence of the Contemplated Transactions.

         Section 9.7 Regulatory Approvals.  All of the approvals from Regulatory
                     --------------------
Authorities referred to in Section 8.1, or otherwise reasonably necessary in the opinion of Acquiror to consummate the Contemplated Transactions, shall have been obtained and shall be reasonably satisfactory to Acquiror.

         Section 9.8  Environmental  Reports.  Acquiror  shall have been granted
                      ----------------------
acceptable access to any real property in which First Kansas or any First Kansas Subsidiary has an interest and for which Acquiror desired its independent professional consultant to prepare an Environmental Report.

         Section 9.9 Other  Consents  and  Approvals.  Any consents or approvals
                     -------------------------------
other than those described in Section 9.6 that are required to be secured by First Kansas to consummate the Contemplated Transactions shall have been obtained and shall be reasonably satisfactory to Acquiror.

         Section 9.10 Dissenting  Shares.  The total number of Dissenting Shares
                      ------------------
shall be no greater than five percent (5%) of the number of shares of First Kansas Common Stock issued and outstanding immediately prior to the Effective Time.

         Section 9.11 Minimum  Stockholders'  Equity.  First  Kansas's  Adjusted
                      ------------------------------
Stockholders' Equity (as calculated immediately prior to the Closing Date) shall not be less than $13,100,000.

         Section 9.12 Transactional Expenses. Acquiror shall have received proof
                      ----------------------
satisfactory to it that First Kansas has paid all of First Kansas Transactional Expenses.

                                   ARTICLE 10

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FIRST KANSAS

         First Kansas's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by First Kansas at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by First Kansas, in whole or in part):

         Section 10.1 Accuracy of  Representations  and  Warranties.  All of the
                      ---------------------------------------------
representations and warranties of Acquiror set forth in this Agreement shall be true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, provided, however, that to the extent such representations and warranties expressly relate to an earlier date, such representations shall be true and correct in all material respects on and as of such earlier date, and provided further, that to the extent that such representations and warranties are made in this Agreement subject to a standard of materiality or Knowledge, such representations and warranties shall be true and correct in all respects.

         Section 10.2 Acquiror's  Performance.  Acquiror shall have performed or
                      -----------------------
complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquiror shall have performed and complied in all respects with such covenants and obligations.

         Section 10.3 Proceedings and Documents  Satisfactory.  All proceedings,
                      ---------------------------------------
corporate or other, to be taken by Acquiror in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for First Kansas.

         Section  10.4  No  Proceedings.   Neither  Acquiror  nor  any  Acquiror
                        ---------------
Subsidiary shall be made a party to, or to the Knowledge of Acquiror, Threatened by any Proceedings which, in the reasonable opinion of First Kansas, have or are likely to have a Material Adverse Effect on Acquiror, and no Proceeding shall have been instituted, made or threatened by any Person relating to the Merger or the validity or propriety of the Contemplated Transactions that First Kansas reasonably believes will result in material damages or an Order enjoining the Merger or a determination that Acquiror failed to comply with legal requirements of a material nature in connection with any of the Contemplated Transactions.

         Section 10.5 Absence of Certain Changes or Events. From the date hereof
                      ------------------------------------
to the Effective Time, there shall be and have been no Material Adverse Effect on Acquiror, or any event or occurrence reasonably likely to result in a Material Adverse Effect on Acquiror, excluding costs associated with the Contemplated Transactions.

         Section 10.6 Regulatory Approvals. All of the approvals from Regulatory
                      --------------------
Authorities referred to in Section 8.1, or otherwise reasonably necessary in the opinion of First Kansas to consummate the Contemplated Transactions, shall have been obtained and shall be reasonably satisfactory to First Kansas.

         Section 10.7  Fairness  Opinion.  As of the date of this  Agreement and
                       -----------------
prior to distribution of the Proxy Statement to the stockholders of First Kansas, First Kansas shall have received an opinion from Trident Securities, Inc. to the effect that the consideration to be received by First Kansas's stockholders in connection with the Merger, from a financial point of view, is fair to First Kansas's stockholders, and the same shall not have been withdrawn prior to the Closing.

         Section 10.8 Other  Consents and  Approvals.  Any consents or approvals
                      ------------------------------
other than those described in Section 9.9 that are required to be secured by Acquiror to consummate the Contemplated Transactions shall have been obtained and shall be reasonably satisfactory to First Kansas.

                                   ARTICLE 11

                                   TERMINATION

         Section  11.1  Reasons  for  Termination  and  Abandonment.  Subject to
                        -------------------------------------------
Sections 11.2 and 11.3, this Agreement, by prompt written notice given to the other parties prior to or at the Closing, may be terminated:

               (a) by mutual consent of Acquiror and the board of directors of First Kansas;

               (b) by Acquiror if: (i) any of the conditions in Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement); (ii) the failure to satisfy such condition constitutes, or would be reasonable likely to constitute a Material Adverse Effect upon First Kansas or Acquiror after the consummation of the Contemplated Transactions; and (iii) Acquiror has not waived such condition on or before the Closing Date;

               (c) by First Kansas if: (i) any of the conditions in Article 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of First Kansas to comply with its obligations under this Agreement); (ii) the failure to satisfy such condition would prevent, or would be reasonable likely to prevent, Acquiror from (A) paying the Total Purchase Price to the Paying Agent on the Closing Date or (B) fulfilling its obligations under Section 8.4, Section 8.5 or
Section 8.8, and (iii) First Kansas has not waived such condition on or before the Closing Date;

               (d) by either Acquiror or First Kansas if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by the Termination Date;

               (e)  by  Acquiror  or  First  Kansas  in   accordance   with  the
provisions of Section 6.10;

               (f) by First Kansas if First Kansas has received an Unsolicited First Kansas Proposal that is determined in good faith by the First Kansas Board of Directors, after consultation with its independent financial advisors, to be more favorable to the First Kansas stockholders than the Contemplated Transactions; or

               (g) by Acquiror if First Kansas's Adjusted Stockholders' Equity (as calculated immediately prior to the Closing Date) is less than $13,100,000.

         Section 11.2 Effect of Termination. Except as provided in Section 11.3,
                      ---------------------
in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Acquiror, First Kansas or Acquisition Corp or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, provided, however, that, subject to Section 11.3, nothing herein shall relieve any party from liability for the Breach of any of its representations and warranties or the Breach of any of its covenants or agreements set forth in this Agreement.

         Section 11.3 Expenses.
                      --------

               (a) Except as provided below, all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of stockholder approvals and all other matters related to the consummation of the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

               (b) If this Agreement is terminated by: (i) Acquiror because First Kansas committed a Breach of its obligations under this Agreement, unless such Breach is a result of the failure by Acquiror to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, (ii) Acquiror or First Kansas because of the failure of the condition set forth in Section 10.7, or (iii) First Kansas pursuant to Section 11.1(f), then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

               (c) If this Agreement is terminated by Acquiror or First Kansas because First Kansas's stockholders fail to approve the Contemplated Transactions and this Agreement on or before the Termination Date, provided, however, that prior to such termination, First Kansas has not received notice of a Competing First Kansas Proposal, then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to Five Hundred Thousand Dollars ($500,000).

               (d) If this Agreement is terminated by Acquiror or First Kansas because First Kansas's stockholders fail to approve the Contemplated Transactions and this Agreement on or before the Termination Date, and prior to such termination First Kansas has received a Competing First Kansas Proposal, then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

                    (e) If this Agreement is terminated by Acquiror because First Kansas's Adjusted Stockholders' Equity (as calculated immediately prior to the Closing Date) is less than $13,100,000, then First Kansas shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000).

                    (f) In addition to the payments set forth in Sections 11.3(b), (d) and (e) (each such termination described in such sections a "First Kansas Termination") if there is a First

Kansas Termination, and within twenty four (24) months after the termination of this Agreement First Kansas enters into a Contract with any party other than Acquiror providing for the acquisition of control of First Kansas or Bank by such other party, then First Kansas shall pay to Acquiror, upon its written demand, the additional sum of Two Hundred Fifty Thousand Dollars ($250,000), plus an amount equal to the amount of Acquiror's Expenses which exceeded Seventy-Five Thousand Dollars ($75,000) but in no event shall First Kansas's payment of Acquiror's Expenses pursuant to this Section 11.3(f) as a result of a First Kansas Termination be greater than Seventy-Five Thousand Dollars ($75,000). If there is a termination of this Agreement pursuant to Section 11.3(c), in addition to the payment set forth therein, if within twenty four
(24) months after such termination First Kansas enters into a Contract with any party other than Acquiror providing for the acquisition of control of First Kansas or Bank by such other party, then First Kansas shall pay to Acquiror, upon its written demand, the additional sum of Five Hundred Thousand Dollars ($500,000), plus an amount equal to the sum of the Acquiror's Expenses, but not in excess of One Hundred Fifty Thousand Dollars ($150,000). Notwithstanding Sections 11.3(d) and (f), the provisions of this Section shall in no way limit Acquiror's rights against any such third party. For purposes of this Section 11.3(f), the phrase "control of First Kansas or Bank" means the acquisition by any such third party of: (x) legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the Exchange Act) of greater than twenty percent (20%) of the then issued and outstanding voting stock of First Kansas or Bank through any transaction to which First Kansas, the Bank or any Affiliate of First Kansas or Bank is a party; or (y) all or substantially all of the assets of First Kansas or Bank.

                    (g)  Payment of the sums required by Sections 11.3(b),  (c),
(d), (e) and (f) shall constitute liquidated damages and the receipt thereof shall be Acquiror's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by First Kansas or such failure to approve the Contemplated Transactions.

                    (h) If this Agreement is terminated by First Kansas because Acquiror committed a Breach of its obligations under this Agreement, unless such Breach is a result of the failure by First Kansas to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, and provided that First Kansas is in compliance with all of its obligations under this Agreement, Acquiror shall pay to First Kansas, upon its written demand, an amount equal to the sum of First Kansas's Expenses, but not in excess of Seventy-Five Thousand Dollars ($75,000), plus an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000). Payment of the sums required by this Section 11.3(h) shall constitute liquidated damages and the receipt thereof shall be First Kansas's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by Acquiror.

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.1 Governing Law. All questions  concerning the construction,
                      -------------
validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Kansas applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws, except that the law of the state of Delaware shall apply to all matters of corporate law and except to the extent superseded by federal law.

         Section 12.2  Assignment.  Neither this Agreement nor any of the rights
                       ----------
or obligations hereunder may be assigned, in whole or in part, by any of the parties to this Agreement without the prior written consent of the other parties to this Agreement and any purported assignment in violation hereof shall be void and of no effect.

         Section 12.3  Amendment  and  Modification.  The parties may by written
                       ----------------------------
agreement signed by Acquiror and First Kansas: (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Agreement or waive or modify performance of any of the obligations of any of the parties to this Agreement, which are for the benefit of the waiving party, provided, however, that no such modification, amendment or supplement agreed to after authorization of this Agreement by First Kansas's stockholders shall affect the rights of such respective stockholders in any manner which is materially adverse to such stockholders. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 12.4 Notices.  All notices,  requests and other  communications
                      -------
hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service, mailed certified or registered mail with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by certified or registered mail with first class postage prepaid:

                    (a)  If to First Kansas, to:

                         First Kansas Financial Corporation
                         600 Main Street
                         Osawatomie, Kansas 66064
                         Attention:   Larry V. Bailey, President and CEO
                         Telephone:   (913) 755-3033
                         Telecopier:  (913) 755-2795
                  with copies to:

                         Malizia Spidi & Fisch, PC
                         1100 New York Avenue, N.W., Suite 340 West
                         Washington, D.C. 20005
                         Attention:   Richard Fisch, Esq.
                         Telephone:   (202) 434-4660
                         Telecopier:  (202) 434-4661

or to such other Person and place as Acquiror shall furnish to First Kansas in writing; or

                    (b)  if to Acquiror or Acquisition Corp, to:

                         Landmark Bancorp, Inc.
                         800 Poyntz Avenue
                         Manhattan, Kansas  66502
                         Attention:   Patrick L. Alexander, President and CEO
                         Telephone:   (785) 565-2000
                         Telecopier:  (785) 565-2055

                  with copies to:
                         Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker, Suite 2700
                         Chicago, Illinois  60606
                         Attention:   John E. Freechack, Esq.
                         Telephone:   (312) 984-3100
                         Telecopier:  (312) 984-3150

or to such other Person or place as First Kansas shall furnish to Acquiror in writing. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this Section, five (5)
Business Days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; (iv) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

         Section  12.5  Entire  Agreement.  This  Agreement  and  any  documents
                        -----------------
executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties to this Agreement and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties, except for the Joint Confidentiality Agreement between Acquiror and First Kansas dated as of April 15, 2003. This Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

         Section 12.6 Severability.  Whenever  possible,  each provision of this
                      ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

         Section 12.7 Further  Instruments.  The parties to this Agreement will,
                      --------------------
at or before the Effective Time, execute and deliver such further instruments as may be reasonably requested by any other party which are necessary to or appropriate with respect to the consummation of the transactions contemplated by this Agreement.

         Section 12.8  Counterparts.  This Agreement and any amendments  thereto
                       ------------
may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.9 All Reasonable Efforts. Each party represents and warrants
                      ----------------------
that it will use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable provided that this Section shall not obligate Acquiror or First Kansas to remedy any breach of any of its representations, warranties and covenants herein. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of the representations or warranties herein, or would have constituted or caused a breach by it of any of the representations or warranties herein, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party.

         Section 12.10 Survival of  Representations  and  Warranties.  Except as
                       ---------------------------------------------
otherwise  expressly  provided herein,  including in Section 6.24,  Section 8.4,
Section 8.5, and Section 8.8 the covenants, representations and warranties contained in this Agreement shall survive only until the Effective Time.

         Section  12.11 No Third  Party  Beneficiaries.  This  Agreement  is not
                        ------------------------------
intended to and shall not create any rights in or confer any benefits upon any Person or entity other than the parties hereto and the Persons identified in
Section 8.5.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

ATTEST                               LANDMARK BANCORP, INC.


By:   /s/Mark A. Herpich             By:   /s/Patrick L. Alexander
      -----------------------------        -------------------------------------
      Name:  Mark A. Herpich               Name: Patrick L. Alexander
      Title: Vice President and            Title:President and Chief Executive
             Secretary                           Officer


ATTEST                               LANDMARK ACQUISITION CORPORATION


By:   /s/Mark A. Herpich             By:   /s/Patrick L. Alexander
      -----------------------------        -------------------------------------
      Name:  Mark A. Herpich               Name: Patrick L. Alexander
      Title: Secretary                     Title:President and Chief Executive
                                                 Officer


ATTEST                               FIRST KANSAS
                                     FINANCIAL CORPORATION

By:   /s/Galen E. Graham                   /s/Larry V. Bailey
      -----------------------------        -------------------------------------
      Name:  Galen E. Graham               Name: Larry V. Bailey
      Title: Secretary and Senior          Title:President and Chief Executive
             Vice President                      Officer